As filed with the Securities and Exchange Commission on January 31, 2005
                                                 Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                   Form SB-2
            Registration Statement Under The Securities Act of 1933

                             NESCO INDUSTRIES, INC.
        (Exact name of small business issuer as specified in its charter)

           Nevada                          3842                  13-3709558
(State or other Jurisdiction     (Primary Standard Industrial   (IRS Employer
of Incorporation or Organization) Classification Code Number)   Identification
                                                                   Number)

    305 Madison Avenue, Suite 4510, New York, New York 10165 (212) 986-0886
         (Address and Telephone Number of Principal Executive Offices)

    305 Madison Avenue, Suite 4510, New York, New York 10165 (212) 986-0886
         (Address of Principal Place of Business or Intended Principal
                               Place of Business)

                                Matthew Harriton
                         305 Madison Avenue, Suite 4510
                     New York, New York 10165 (212) 986-0886
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Robert Barandes, Esq.
                       Beckman, Lieberman & Barandes, LLP
                          116 John Street, Suite 1313
                            New York, New York 10038
                                 (212) 608-3500
                               (212) 608-9687 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                                                    CALCULATION OF REGISTRATION FEE
======================================= ================= ===================== ======================== ======================
                                                            Proposed Maximum       Proposed Maximum
        Title of Each Class of            Amount to be     Offering Price Per     Aggregate Offering           Amount of
     Securities to be Registered         Registered(1)          Security               Price (1)           Registration Fee
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.001 par value, to be
registered by Selling Stockholders      109,330,644              $0.17              $18,586,209.48             $2,187.60
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.001 par value,
issuable upon exercise of Common
Stock Purchase Warrants and Options
to be registered by Selling
Stockholders                             52,976,304              $0.17               $9,005,971.68             $1,060.00
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.001 par value,
issuable to holders of Convertible
Debt                                     44,462,747              $0.17               $7,558,666.99               $889.66
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.001 par value,
issuable upon use of Standby Equity
Distribution Agreement and for future
issuance of advisor shares               30,646,155              $0.17               $5,209,846.35               $613.20
======================================= ================= ===================== ======================== ======================
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Total                                   237,415,850                                 $40,360,694.50             $4,750.45
======================================= ================= ===================== ======================== ======================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price of each share of the Registrant's common stock is estimated to be the average of the high and low sales price of a share as of a date five business days before the filing of this registration statement. Accordingly, the Registrant has used $.17 as such price per share, which is the average of the high and low of $.17 reported by the OTC Bulletin Board on January 26, 2005.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we have filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where the offer is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 31, 2005

                             Preliminary Prospectus

                               237,415,850 Shares

                             NESCO INDUSTRIES, INC.
                                  Common Stock

     This is an offering of shares of common stock of Nesco Industries, Inc. (hereinafter the "Company"; "we", "us", and "our" will each refer to Nesco Industries, Inc.). Certain of our stockholders (the "Selling Security Holders" or "selling stockholders") are offering to sell 237,415,850 shares of common stock (the "Resale Shares"). We will not receive any proceeds from the sale of shares by the Selling Security Holders.

     The Resale Shares are being offered for sale from time to time by the Selling Security Holders at the prevailing market price or in negotiated transactions. Of the Resale Shares offered:

     up  to   109,330,644   shares  are  being  offered  for  sale  by  existing
     stockholders;

     up to 52,976,304 shares are issuable upon the exercise of our common stock purchase warrants and options;

     up to 44,462,747 shares are issuable to holders of debt ;

     up to 30,646,155 shares are issuable in connection with a Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP, and in connection with advisor compensation shares pending completion of this registration statement.

     The Resale Shares may be sold by the Selling Security Holders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at a time of sale, or at negotiated prices. The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker dealers who may act as agent or principals. Such broker dealers may receive compensation in the form of discounts, concessions or commission for the Selling Security Holders and/or the purchasers of the Selling Security Holders shares, for whom they may sell as principles or both (which compensation as to a particular broker dealer might be in excess of customary commissions).

     The Securities Act of 1933, as amended (the "Act"), may impose liability on the Selling Security Holders or any broker/dealer who may be used by the Selling Security Holders for violations of federal securities laws. If the registration statement contains untrue statements or omissions of material facts, liability may be imposed on the Selling Security Holders or any broker/dealer used the Selling Security Holder. Generally, if any liability is found, the investors purchasing the shares will have a claim for damages against the Selling Security Holders and/or the broker/dealer.

     Our common stock is quoted on the OTC Bulletin Board under the symbol NESK. The closing bid price for the common stock on January 26, 2005 as reported by the OTC Bulletin Board was $0.17 per share. See "Price Range of Common Stock."

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE 9.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ________________

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          7
   Historical Background                                                    7
   Our Business                                                             7
SUMMARY SELECTED FINANCIAL INFORMATION                                      8
RISK FACTORS                                                                9
   Financial Risks                                                          9
   Risks Related to our Business                                            9
   Risks Related to Our Industry                                           10
   Other Risks                                                             11
FORWARD LOOKING STATEMENTS                                                 12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS                                               13
   Historical Background                                                   13
   Our Operations                                                          14
   Liquidity and Capital Resources                                         14
   Results of Operations                                                   16
   Critical Accounting Policies                                            18
      Revenue Recognition                                                  18
      Stock Compensation                                                   18
      New Accounting Pronouncements                                        19
DESCRIPTION OF BUSINESS                                                    20
   Background                                                              20
   Overview of Business of HDSI                                            22
   Business Strategy                                                       23
   Products and Services                                                   25
   HDSI Manufacturing Process                                              26
   Applications for Hydrogel Patches                                       28
   Customers and Markets for Hydrogel                                      29
   Competition                                                             30
   Protection of Intellectual Property and Proprietary Technology          30
   Employees                                                               30
   Properties                                                              31
   Legal Proceedings                                                       31
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   32
   Market Information                                                      32
   Holders                                                                 32
   Dividends                                                               33
   Equity Compensation Plan Information                                    33
BENEFICIAL OWNERSHIP                                                       34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             37
   Disclosure of Commission Position of Indemnification for
       Securities Act Liabilities.                                         41
SELLING SECURITY HOLDERS                                                   41
   Investment Banking Agreement                                            47
   Standby Equity Distribution Agreement                                   47
USE OF PROCEEDS                                                            47
PLAN OF DISTRIBUTION                                                       47
DESCRIPTION OF SECURITIES                                                  49
   Common Stock                                                            49

   Series A Preferred                                                      49
      Conversion                                                           49
      Voting Rights                                                        49
      Liquidation                                                          50
   Series B Preferred                                                      50
      Conversion                                                           50
      Voting Rights                                                        50
      Rank                                                                 50
MANAGEMENT                                                                 50
   Directors and Officers                                                  50
   Summary Compensation                                                    52
   Options/SAR Grants in Last Fiscal Year                                  53
   Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value    54
   Long-Term Incentive Plans                                               54
   Compensation of Directors                                               54
   Employment Contracts and Termination of Employment and Change in
       Control Arrangements                                                55
   Report on Repricing of Options/SARS                                     55
EXPERTS                                                                    56
WHERE YOU CAN FIND MORE INFORMATION                                        56
FINANCIAL INFORMATION                                                      57

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in the prospectus. You should read the entire prospectus carefully; especially the risks of investing in the securities discussed under "Risk Factors" on pages 9-12 and our financial statements and related notes beginning on page F-1 before deciding to invest in our common stock.

Historical  Background

     We were incorporated in Nevada in March, 1993 and were inactive for a number of years. In March, 1998, through a series of acquisitions, we became a provider of asbestos abatement and indoor testing, monitoring and remediation services. In fiscal year ended 2003, we consolidated these operations into a single environmental services unit under the name National Abatement Corporation ("NAC"). In the fourth quarter of our 2003 fiscal year, we elected to cease operations in order to conserve financial and other resources until a new business focus was identified.

     Effective May 25, 2004, pursuant to a Shareholder Exchange Agreement ("Exchange Agreement") dated as of April 29, 2004, among us, Hydrogel Design Systems, Inc., a Delaware Corporation ("HDSI"), then a privately held company, and certain signatory stockholders of these entities, HDSI became our majority owned subsidiary. These stockholders and the holders of derivative securities pursuant to which they may at a later date acquire common stock, are including their shares in this offering. In addition, in connection with the Exchange Agreement, shares were issued to advisors for services rendered, and for the sale of our subsidiaries, and these shares are also being offered for sale in this offering.

     As part of this transaction, we transferred all of our wholly owned subsidiaries, including NAC, under the terms of a stock purchase and assumption agreement to a newly formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant of us. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock and certain related registration rights. In support of the value of the common stock delivered, we agreed that the transferee, at its election, may demand we repurchase from the transferee up to 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

Our Business

     Through HDSI, our majority owned subsidiary, we develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, hereafter referred to as "HDSI gels". A polymer is a substance made of many repeating chemical units or molecules. A hydrogel is a polymer network having an affinity for water and other materials. The HDSI gels we manufacture are designed to be highly compatible with skin, the largest organ of the human body. HDSI's gels exhibit the following product characteristics: painless adhesion to the human body; stability of form and composition; purity; reproducibility, compatibility with active ingredients; and high water content. HDSI gels have application in select fields of wound care, medical diagnostics, transdermal drug delivery and cosmetics.

     HDSI is exploiting its proprietary manufacturing technologies in the development of high margin, specification sensitive transdermal applications, for selected pharmaceutical and medical manufacturers.

     Customers for HDSI product include manufactures of medical devices; wound healing bandages; cosmetics and OTC consumer products. HDSI products are primarily distributed by agreement with third party marketers. Unless otherwise stated, references to our operations refer to the operations of HDSI and not to environmental services business previous conducted by the Company.

                     SUMMARY SELECTED FINANCIAL INFORMATION

     The financial information as presented below and elsewhere in this registration statement reflect the historical results of our predecessor entity, HDSI, prior to May 25, 2004, the date of the Exchange Agreement, and our consolidated results of operations subsequent to the acquisition date of May 25, 2004.


                                                                                           Six Months Ended
                                                  Years ended April 30,                    October 31, 2004
                                         2002             2003            2004                (Unaudited)
                                         ----             ----            ----             -----------------
Statement of Operations Data:
Total revenues                        $1,043,995      $1,130,995        $623,349                $332,086
Total costs and expenses               2,439,956       2,204,555       1,690,032               1,185,357
Other income (expense)                  (573,537)       (589,360)       (432,358)             (4,103,582)
Net loss                              (1,969,498)     (1,662,920)     (1,499,041)             (4,956,853)
Net loss per share                        ($0.44)         ($0.37)         ($0.34)                  ($.05)

Balance Sheet Data:
Total Assets                           1,518,536       1,234,674         924,295               2,607,947
Working capital (deficit)             (3,229,395)     (4,222,237)     (1,368,544)               (417,208)
Total liabilities                      3,376,359       4,424,683       5,482,465               4,252,497
Stockholders' equity (deficit)        (1,857,823)     (3,190,009)     (4,558,170)             (1,644,550)

                                  RISK FACTORS

You should carefully consider the factors described below and other information contained in this report. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This report also contains forward- looking statements that involve risks and uncertainties. Please refer to "Forward-Looking Statements" included elsewhere in this prospectus.

Financial Risks

We have a limited operating history; anticipation of continued losses.

     We have achieved only limited revenues to date and there is no assurance that we will be able to generate substantial revenues or be profitable in the future. We have incurred net losses since inception, including net losses of $1,662,920, $1,499,041 and $4,956,853 for the years ended April 30, 2003 and
2004 and for the six months ended October 31, 2004, respectively. We expect to continue to incur significant losses on a quarterly and annual basis at least through 2005. As of October 31, 2004, we had an accumulated deficit of $15,641,723 and a working capital deficiency of $417,208. We can offer no assurance that we will achieve revenue growth or profitability.

Our financial condition raises substantial doubt about our ability to continue as a going concern.

     Although we intend to have additional financing available upon the effectiveness of this registration statement, our financial statements do not include any adjustments that might be necessary if we are unable to continue operations due to our inability to raise sufficient funds to maintain current and proposed operations.

Risks Related to our Business

We are dependent on proprietary know-how. We hold limited patents.

     Competitors may develop or market technologies that are more effective or more commercially attractive than ours. Our manufacturing know-how as to mixing, coating and cross-linking can be duplicated even if it is difficult to do so. There is no assurance that should we apply for intellectual property protection, that we would be able to obtain such protection. Despite our efforts to protect proprietary rights, there is no assurance that such protections may not precluded competitors from developing and/or marketing similar products. While we are not aware of any third party intellectual property that would materially affect our business, our failure or inability to obtain patents and protect our proprietary information could result in our business being adversely affected.

We are dependent on the services of key personnel the loss of which would have a material adverse effect on us.

     The operations and future success of our company depends upon the efforts of our key employees. Because of the specialized nature of our business, we are dependent on our ability to attract and retain qualified personnel. We have no key man insurance for any of our employees. We face competition for personnel from other companies with greater resources than we have. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business and financial condition.

We are dependent on outside suppliers for raw materials.

     Our products are manufactured using proprietary polymers that we obtain from outside suppliers. It is possible that the outside suppliers may be unable to meet our demands or may be unable to supply us with the materials necessary for us to manufacture our products.

Risks Related to Our Industry

We are subject to governmental regulations

     Inherent in the development of new medical products is the potential for delay in that product testing, including clinical evaluation, is required before most products can be used with humans. The manufacture, marketing, labeling, record-keeping, claims and advertising of medical devices as well as prescription drugs, non-prescription drugs that claims to have certain therapeutic properties, and cosmetics are subject to regulation by the Food & Drug Administration (the "FDA") and the Federal Trade Commission (the "FTC"). We are also subject to state regulation on electron beam radiation services and facilities. The expansion of our business into the manufacture and distribution of products for consumer use will subject us to additional governmental regulation. While Hydrogel patches are classified as Class I exempt devices by the FDA, there can be no assurances that the FDA will not seek to regulate this product in the future. Such action by the FDA could have a material, adverse effect on our prospects as such approval requires a number of years, costly and time-consuming tests and other procedures.

Our products are subject to obsolescence; competition in the medical products field is intense and we represent a very small presence.

     The field of medical and health products is characterized by rapid and significant changes. We can give no assurance that any existing or future product of ours will be competitive and will not be come obsolete in light of future technological developments. Most of our competitors have far greater financial, research, marketing and distribution resources and more established channels of distribution than we do. In addition, many of our current and potential competitors offer greater variety of products and services and can therefore offer discounts and other incentive programs unavailable to us at this time.

     Our failure to meet the prices offered by competitors, or to be unable to meet production demands for our products could have material adverse effect on our business, financial condition or results of operations. The relative speed with which we can introduced products and expand our distribution are also a competitive factor. Additionally, many of our customers have financial wherewithal to establish in-house manufacturing capabilities similar to ours.

Our products risk exposure to product liability claims.

     If successful in developing testing and commercializing our products, we will be exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of topical therapeutic and skin care products. It is likely we will be contractually obligated, under any license agreements we enter into to indemnify the individuals and/or entities to whom we have licensed the technology against claims relating to the manufacturer and sale of products sold by licensees. This indemnification liability, as well as direct liability to consumers for any defects in the products sold, could expose us to substantial risks and losses. We have obtained $1,000,000 of product liability insurance; however, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities.

Other Risks

Recent trading in our stock has been limited, so investors may not be able to sell as much stock as they want at prevailing market prices.

     Recent trading volume has been limited with an average daily volume for the 22 trading days from December 6 through January 6 of 5,932 shares. By contrast, we are registering 237,415,850 shares with this registration statement. If limited trading in our stock continues, it may be difficult for the Selling Security Holders to sell their shares in the public market at any given time at prevailing prices.

Future sales of shares of our common stock, including sales of shares following the registration of shares we issued in a recent financing, may negatively affect our stock price.

     As a result of our recent private offering, upon conversion of 8% debentures and exercise of warrants, the investors in the offering will or have been issued approximately 30,600,006 shares of our common stock.

     This registration statement covers the shares issued to private investors and issuable upon the exercise of the warrants. In the future, we may issue additional options, warrants, or other derivative securities convertible into our common stock. Sales of substantial amounts of our common stock, or even the potential for such sales, would lower the market price of our common stock and impair our ability to raise capital through the sale of equity securities.

Our common stock may be affected by limited trading volume and may fluctuate significantly which may affect the value of our shares of common stock

     Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our common stock is deemed to be "Penny Stock" which may make it more difficult for investors to sell their shares.

     Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced. Broker-dealer practices in connection with transactions in "penny stocks' are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                           FORWARD LOOKING STATEMENTS

     The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We cannot assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Historical Background

     We were incorporated in Nevada in March 1993, and were inactive for a number of years. In March 1998, we acquired National Abatement Corporation ("NAC") and NAC Environmental Services, Inc.("NACE"). By virtue of this acquisition, which was the result of arms length negotiations between previously non-affiliated parties, the former stockholders of NAC and NACE acquired 5,000,000 shares of our common stock, or 80% of the total outstanding, immediately following the acquisition. The former stockholders of NAC were the same as the former stockholders of NACE. For accounting purposes, NAC was treated as the acquiring corporation. Thus, the historical financial statements of NAC prior to that acquisition date were deemed to be our historical financial statements.

     We were a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, we consolidated the operations of our various subsidiaries, through which it provided services, into a single environmental services operating unit organized under the banner of its wholly-owned subsidiary NAC. Prior to this consolidation, we also operated through two other wholly-owned subsidiaries, NAC/Indoor Air Professionals, Inc. ("IAP") and NACE.

     In the fourth quarter of fiscal 2003, we elected to deactivate the environmental services operating unit, and authorized NAC to cease business operations, in order to conserve financial and other resources until a new business focus was identified. We ceased business operations in May 2003. As a result of ceasing business operations, we wrote-off goodwill, fixed assets and inventory in fiscal 2003.

     On April 29, 2004, we entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDSI"), a Delaware privately held corporation, whereby HDSI would become our majority-owned subsidiary and upon completion of the exchange, the holders of HDSI common stock and debt would hold a majority interest in us . This exchange was completed on May 25, 2004. The accounting for the transaction is a recapitalization of HDSI, with HDSI treated as the acquirer. The acquired assets and assumed liabilities, if any, of us are carried forward at their historical values. HDSI's historical financial statements are carried forward as those of the combined entity. HDSI is engaged in the manufacture, marketing, selling and distribution of an aqueous polymer-based radiation ionized gel, commonly referred to as a "hydrogel", which is used in various medical and cosmetic consumer products.

     As part of this transaction, we transferred all of our wholly owned subsidiaries, including NAC, under the terms of a stock purchase and assumption agreement to a newly formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant of us. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock and certain related registration rights. In support of the value of the common stock delivered, we agreed that the transferee, at its election, may demand we repurchase from the transferee up to 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     We had intended to issue shares of our common stock in exchange for the equity securities of HDSI in certain ratios as provided for in the exchange agreement. However, because we did not have the required number of authorized shares of common stock to complete the exchange on this basis, we agreed to issue shares of our newly designated Series B Preferred Stock for, among others, equity and debt. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which we are authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of our common stock.

     Our condensed consolidated financial statements reflect the historical results of the predecessor entity, HDSI, prior to May 25, 2004 and our consolidated results of operations subsequent to the acquisition date of May 25, 2004.

Our Operations

     Through HDSI, our majority owned subsidiary, we develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, hereafter referred to as "HDSI gels". A hydrogel is a polymer network (essentially repeating structural units) having an affinity for water and other materials. The HDSI gels we manufacture are designed to be highly compatible with skin, the largest organ of the human body. HDSI's gels exhibit the following product characteristics: painless adhesion to the human body; stability of form and composition; purity; reproducibility, compatibility with active ingredients; and high water content. HDSI gels have application in select fields of wound care, medical diagnostics, transdermal drug delivery and cosmetics.

     HDSI is exploiting its proprietary manufacturing technologies in the development of high margin, specification sensitive transdermal applications, for selected pharmaceutical and medical manufacturers.

     Customers for HDSI product include manufactures of medical devices; wound healing bandages; cosmetics and OTC consumer products. HDSI products are primarily distributed by agreement with third party marketers. Unless otherwise stated, references to our operations refer to the operations of HDSI and not to environmental services business previous conducted by the Company.

Liquidity and Capital Resources

     The following table sets forth our working capital (deficiency) position as at October 31, 2004:


                                                         As at October 31,
                                                               2004
                                                         -----------------
Current assets                                             $  805,819
Current liabilities                                         1,223,027

Working capital (deficiency)                              $ (417,208)
                                                          ===========

     Our cash at October 31, 2004 increased to $514,000 as compared to $15,000 in the prior fiscal period. This increase is primarily attributable to the additional net cash provided by the issuance of convertible debentures in the current fiscal period

     Net cash used in operating activities in the six months ended October 31, 2004 was $1,231,000 as compared with $54,000 in the prior fiscal period ended October 31, 2003. The net cash used in operations in the six months ended
October 31, 2004 was used to fund current operations and pay down accounts payable and amounts due to affiliates. In the six months ended October 31, 2003, cash provided by customer deposits was used to fund the operations. Net cash provided by investing activities in the six months ended October 31, 2004 was $82,000 as compared with $2,000 in the six months ended October 31, 2003. The net cash provided by investing activities was due to the cash received from Nesco at the closing of the share exchange, net of closing costs. Nesco had previously advanced HDSI $208,000 in the prior fiscal year. The net cash provided by financing activities in the six months ended October 31, 2004 was $1,661,000 as compared with $23,000 in the six months ended October 31, 2003. The net cash provided by financing activities was primarily provided by the issuance of convertible debentures.

     On July 1, 2004, we entered into an investment banking agreement with Sloan Securities Corp. for the sale of up to $3,000,000 principal amount of our 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi-annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of our common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, we received $2,295,000 in gross proceeds and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement we have agreed to undertake to register the common stock issuable upon the conversion of the notes and exercise of the warrants. Approximately $1,108,000 of the proceeds as of October 31, 2004 was attributed to the fair value of the warrants and $1,004,000 to the intrinsic value of the beneficial conversion feature of the convertible debt. These amounts were recorded as a equity components. The remaining balance of $183,000 was recorded as long-term debt. For the six months ended October 31, 2004 the amortization of debt discount was approximately $355,000. Interest expense for the six months ended October 31, 2004 was approximately $43,000.

     Financing fees in connection with this agreement approximated $286,000 at October 31, 2004 which are being amortized over the term of the convertible notes. For the six months ended October 31, 2004, the amortization of financing costs approximated $52,000.

     In connection with this agreement, we issued the broker, Sloan Securities Corp., warrants to acquire 5,052,600 shares of our common stock at an exercise price of $.15 per share. The fair value of the warrants ($405,000) will be charged to operations over the life of the underlying debt. For the six months ended October 31, 2004, approximately $96,000 was charged to operations as financing costs for these warrants.

     On August 23, 2004, we entered into a standby equity distribution agreement with Cornell Capital Partners, LP, an investment firm. Under the terms of the agreement, the investment firm has committed to purchase up to $10,000,000 of our common stock at a purchase price equal to 98% of the market price at the time of purchase. The investment firm is entitled to a 5% commission per transaction. The equity line can be drawn upon by us after the effectiveness of this registration statement. As consideration for entering into this agreement, we granted the investment firm 3,333.33 shares of Series B Preferred shares (convertible into 2,500,000 common shares). The investment firm concurrently received $70,000 cash consideration for consulting services.

     At October 31, 2004, we had an accumulated deficit of approximately $15,642,000, a working capital deficit of approximately $417,000 and incurred a net loss of approximately $4,957,000 for the six months then ended. The recoverability of a major portion of the recorded asset amounts shown in the consolidated balance sheet is dependent on our ability to obtain financing on an as needed basis. We completed an acquisition as mentioned above. In addition, we anticipate having additional financing available as described above, upon completion of the filing of this registration statement with the SEC. However, our financial condition raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

     We intend to focus our efforts in the next twelve months on building the business of HDSI which we believe will be possible as a result of the additional financing as described above. We believe this will enable us to expand our current operations, develop new products, explore new markets and increase our current sales force to achieve theses objectives.

Results of Operations

For the six months ended October 31, 2004

     Revenues for the six months ended October 31, 2004 decreased from $397,000 for the six months ended October 31, 2003 to $332,000 in the current period. This decrease of $65,000 is due to the revenue derived primarily from two customers in the prior period which aggregated $212,000 that did not place any orders in the current period. This was offset by revenue of approximately $169,000 derived from a different customer developing a new product in the current period. Cost of revenues for the six months ended October 31, 2004 decreased by $26,000 from $447,000 to $421,000. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates to material costs which are attributable to the decreased revenue.

     General and administrative expenses for the six months ended October 31, 2004 increased to $657,000 from $344,000 for the six months ended October 2003. This increase of $313,000 is primarily due to ongoing consulting fees and executive salaries from agreements entered into as a result of the exchange agreement of approximately $125,000 and increased professional fees as a result of increased reporting requirements and other services needed as a result of the exchange agreement of approximately $187,000.

     The net loss for the six months ended October 31, 2004 increased to $4,957,000 from $733,000 for the six months ended October 2003. This increase of $4,224,000 includes a non-cash stock compensation charge of $2,893,000 which is attributable to a charge of $1,794,000 for the increase in the fair value of the HDSI warrants which were exchanged for our warrants at the time of the merger and a charge of $1,099,000 for the issuance of shares issued to advisors and consultants in connection with the merger. The loss for the six months ended October 31, 2004 also includes a non-cash debt discount charge of $901,000, an increase of $742,000 from the six months ended October 31, 2003. This increase is primarily due to a charge of $505,000 for the fair value of additional warrants issued to the HDSI debt holders for the extension of their term debt and for the intrinsic value of the beneficial conversion feature as related to the exchange of the HDSI term debt for our convertible debt at the time of the merger and a charge of $355,000 for the intrinsic value of the beneficial conversion feature as related to the issuance of convertible debentures and warrants in connection with the investment banking agreement. The increase in the net loss also includes a charge of $149,000 in the current period for amortization of various financing costs. The rest of the increase is primarily attributable to the increase in general and administrative expenses and decrease in revenue as described above.

     Revenues for the three months ended October 31, 2004 decreased from $304,000 for the three months ended October 31, 2003 to $144,000 in the current period. This decrease of $160,000 is due to the revenue derived primarily from two customers in the prior period which aggregated $187,000 that did not place any orders in the current period. Cost of revenues for the three months ended October 31, 2004 decreased by $34,000 from $245,000 to $211,000. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates to material costs which are attributable to the decreased revenue.

     General and administrative expenses for the three months ended October 31, 2004 increased to $425,000 from $188,000 for the three months ended October 2003. This increase of $237,000 is primarily due to ongoing consulting fees and executive salaries from agreements entered into as a result of the merger of approximately $72,000 and increased professional fees as a result of increased reporting requirements and other services needed as a result of the merger of approximately $154,000.

     The net loss for the three months ended October 31, 2004 increased to $1,417,000 from $315,000 for the three months ended October 2003. This increase of $1,102,000 includes a non-cash debt discount charge of $636,000, an increase of $540,000 from the three months ended October 31, 2003. This increase is primarily due to a charge of $292,000 for the fair value of additional warrants issued to the HDS debt holders for the extension of their term debt and for the intrinsic value of the beneficial conversion feature as related to the exchange of the HDS term debt for convertible debt at the time of the merger and a charge of $344,000 for the intrinsic value of the beneficial conversion feature as related to the issuance of convertible debentures in connection with the investment banking agreement. The increase in the net loss also includes a charge of $117,000 in the current period for amortization of various financing costs. The rest of the increase is primarily attributable to the increase in general and administrative expenses and decrease in revenue as described above.

Fiscal years ended April 30, 2004 and 2003

     Revenues for the year ended April 30, 2004 decreased by $508,000 to $623,000, or 45% as compared with revenues of $1,131,000 for the prior fiscal year. This decline is due primarily to revenue derived from one customer in the prior period which aggregated $557,000 as compared to $57,000 in the current period. This customer ceased production of the product for which HDSI was a supplier in the year ended April 30, 2004 due to problems with production and its parent Company. Cost of revenues for the year ended April 30, 2004 decreased by $117,000 from $1,029,000 to $912,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates to material costs which are attributable to the decreased revenue. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

     General and administrative expenses for the year ended April 30, 2004 decreased to $662,000 from $1,057,000 for the prior fiscal year. This decrease of $395,000 is primarily due to reduction of salaries and layoffs aggregating approximately $295,000 inclusive of payroll taxes and benefits and reduction of professional fees and other administrative costs as a result of the loss of a major customer as described above.

     The net loss for the year ended April 30, 2004 decreased to $1,499,000 from $1,663,000 for the year ended April 30, 2003. The loss from operations remained relatively the same as the decrease in revenues and corresponding decrease in gross margin of approximately $390,000 was offset by the savings in general and administrative expenses of $395,000. This decrease of $164,000 is primarily attributable to the decrease in amortization of debt discount of $161,000 as most of the debt was fully amortized in 2003 and was due in early fiscal 2004.

Fiscal years ended April 30, 2003 and 2002

     Revenues for the year ended April 30, 2003 increased by $87,000 to $1,131,000, or 8% as compared with revenues of $1,044,000 for the prior fiscal year. This increase is due primarily to revenue derived from one customer in the current period which aggregated $557,000 as compared to $202,000 in the prior period. This customer increased production of the product for which HDSI was a supplier in the year ended April 30, 2003. This increase was offset by a decrease in revenue from another customer of $62,000 in the current period as compared to $238,000 in the prior period as this customer has downsized its operations. The remainder of the change in revenues is a result of the customer mix changing as there were some new customers entering into development contracts and some prior customers either reducing production or completing developmental work for which no product was finalized. Cost of revenues for the year ended April 30, 2003 increased by $41,000 to $1,029,000 from $988,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The increase relates to material costs which are attributable to the increased revenue and also to an increase in certain fixed costs. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

     General and administrative expenses for the year ended April 30, 2003 decreased to $1,057,000 from $1,339,000 for the prior fiscal year. This decrease of $282,000 is primarily due to reduction of salaries aggregating approximately $110,000 inclusive of payroll taxes and benefits and reduction of consulting fees of approximately $150,000 due to the termination of a sales consultant contract.

     The net loss for the year ended April 30, 2003 decreased by $306,000 to $1,663,000 from $1,969,000 for the year ended April 30, 2002. The loss from operations decreased by approximately $322,000 as a result of the reduction of general and administrative costs as described above of $282,000 and the increase in gross margin of $46,000 due to increased revenues as described above.

Critical Accounting Policies

     Revenue Recognition

     Revenues are generally recognized as product is shipped to a customer. In cases where a customer requests a development project for a gel or a gel to be used as a component of a new product, the Company will recognize revenue at the time the project is completed.

     Stock Compensation

     Stock options and warrants issued to non-employees are valued using the fair value of the securities issued. This valuation is made using the Black-Scholes option-pricing model.

     The Company applies APB No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock option plans and, accordingly, no compensation cost has been recognized because all stock options granted to employees under the plans were at exercise prices which were equal or above the market value of the underlying stock at date of grant.

     On December 16, 2004, the FASB issued Statement No. 123 (revised) ("Statement No. 123(R)"), Share-Based Payment, an Amendment of FASB Statements No. 123 and APB No. 25, that addressed the accounting for share-based awards to employees, including employee-stock-purchase plans, or ESPPs. Statement No. 123(R) requires companies to recognize the fair value of stock options and other stock- based compensation to employees. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead, that such transactions be accounted for using a fair-value-based method. The requirements of Statement No. 123(R) will be effective for the Company effective February 1, 2006.

New Accounting Pronouncements

     In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We are currently evaluating the impact, if any, of FIN 46 on its financial position, results of operations and cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003.

     On December 16, 2004, the FASB issued Statement No. 123 (revised) ("Statement No. 123(R)"), Share-Based Payment, an Amendment of FASB Statements No. 123 and APB No. 25, that addressed the accounting for share-based awards to employees, including employee-stock-purchase plans, or ESPPs. Statement No. 123(R) requires companies to recognize the fair value of stock options and other stock- based compensation to employees. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead, that such transactions be accounted for using a fair-value-based method. The requirements of Statement No. 123(R) will be effective for the Company effective February 1, 2006. Had this pronouncement been in effect as of May 1, 2003, the Company's net losses for the year ended April 30, 2004 and the six months ended October 31, 2004 would be increased by $-0- and $181,457, respectively.

                            DESCRIPTION OF BUSINESS

Background

     Nesco Industries, Inc. was incorporated in Nevada in March 1993, and was inactive for a number of years. In March 1998, Nesco acquired National Abatement Corporation ("NAC") and NAC Environmental Services, Inc. ("NACE").

     Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, we consolidated the operations of our various subsidiaries into a single environmental services operating unit organized under the banner of our wholly-owned subsidiary NAC. Prior to this consolidation, we also operated through two other wholly- owned subsidiaries, NAC/Indoor Air Professionals, Inc. ("IAP") and NACE.

     In the fourth quarter of fiscal 2003, we elected to deactivate the environmental services operating unit, and authorized NAC to cease business operations, in order to conserve financial and other resources until a new business focus was identified. We ceased business operations in May 2003 and wrote-off goodwill, fixed assets and inventory in fiscal 2003.

     On April 29, 2004, we entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDSI"), a Delaware privately held corporation, whereby HDSI would become a majority-owned subsidiary of Nesco and upon completion of the exchange, the holders of HDSI common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. The accounting for the transaction is a recapitalization of HDSI, with HDSI treated as the acquirer. The acquired assets and assumed liabilities, if any, of Nesco are carried forward at their historical values. HDSI's historical financial statements are carried forward as those of the combined entity. HDSI is engaged in the manufacture, marketing, selling and distribution of an aqueous polymer-based radiation ionized gel, commonly referred to as a "hydrogel", which is used in various medical and cosmetic consumer products.

     We had intended to issue shares of our common stock in exchange for the equity securities of HDSI in certain ratios as provided for in the exchange agreement. However, because we did not have the required number of authorized shares of common stock to complete the exchange on this basis, we agreed to issue shares of its newly designated Series B Preferred Stock for, among others, equity and debt of HDSI and us. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which we are authorized to issue, each share of our Series B Preferred Stock will be automatically converted into shares of our common stock.

     As part of this transaction, we transferred our wholly-owned subsidiaries, NAC, IAP and NACE under the terms of a stock purchase and assumption agreement to a newly-formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant of us. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock and certain related registration rights. In support of the value of the common stock delivered, we agreed that the transferee, at its election, may demand that we repurchase from the transferee up to 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the

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shares of common  stock in an  arms-length  transaction  during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     In addition to the transfer of its subsidiaries, we were required to convert our outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of $952,501 agreed to exchange the debt for an aggregate of 20,000 shares of our Series B Preferred Stock which will be converted into 15,000,000 shares of common stock. We were also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. The holders of these special warrants were granted shares in the exchange as part of the common advisor shares issued. Our Series A Preferred shareholders also agreed, that upon completion of the exchange agreement, they would convert their shares to common stock and that we would have no further obligations in respect to these preferred shares. In addition, we were required to retain net cash of approximately $350,000 as part of the terms of the agreement, of which approximately $208,500 was paid as a bridge loan prior to April 30, 2004 and is included in assets at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

     At the time of the transaction, HDSI common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of our Series B Preferred Stock, which will be converted into 29,165,250 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of our Series B Preferred Stock, which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI stock). Approximately 94% of the common and 88% of the preferred shareholders have exchanged their shares as of October 31, 2004 which has resulted in approximately 51.1% of our voting securities outstanding at the time of the exchange owned by HDSI stockholders. We anticipate that the remaining shareholders will exchange their shares in the near future, which will result in 55.3% of our voting securities outstanding at the time of the exchange being owned by HDSI stockholders. Upon completion of this exchange, HDSI common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of our Series B Preferred Stock, which will be converted into 40,075,167 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of our Series B Preferred Stock which will be converted into 18,809,574 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI preferred stock). The HDSI stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 of our common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

     Concurrent with the exchange, our Series A Preferred shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of our Series B Preferred Stock, which will be converted into 15,375,000 shares of common stock (a ratio of approximately 30 of our common shares for 1 share of Series A preferred stock). As of October 31, 2004, 433,000 shares of Series A Preferred shares have been exchanged for 17,320 shares of Series B Preferred shares. We anticipate that the majority of the remaining Series A shareholders will exchange their shares in the near future.

     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares (with a fair value of $975,000) to an advisor, a limited liability corporation owned by an affiliate of an interim officer and consultant, for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately

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2,900,000  of these shares were issued to the parties who agreed to cancel their special warrants. We also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash retained at the time of the acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the quarter ended July 31, 2004.

     Prior to the transaction, we had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that we increase the number of shares that we are authorized to issue, we will have approximately 106,387,000 shares outstanding as of the exchange date.

     In addition to the exchange of shares, all outstanding options/warrants of HDSI were exchanged for our options/warrants based on the same ratios as the stock exchange. This resulted in the issuance of approximately 25,137,000 options/warrants. These options/warrants are currently exercisable at prices that range between $.08 -$.39 and expire between one and eight years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDSI options/warrants as a result of the exchange. The HDSI debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of our common stock for each dollar of HDSI debt, for an aggregate issuance of 2,736,000 warrants. The total HDSI term debt of $2,736,000 was also exchanged for our convertible debt and the holders may convert this debt to approximately 28,551,000 shares of our common stock. Approximately $156,000 of the total HDSI debt exchanged was attributed to the fair value of the warrants and $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of $877,000 was recorded as long-term debt.

     Prior to the transaction, we had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above, we will have approximately 31,483,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.

     As previously stated, in fiscal 2004, we did not conduct any business, but actively sought new business opportunities, resulting in the consummation of the share exchange agreement with HDSI.

Overview of Business of HDSI

     HDSI was organized to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, hereafter referred to as "gels". One of two known manufacturers in the world, we specialize in custom gels capitalizing on proprietary manufacturing technologies. These capabilities allow us to manufacture gels which meet the rigid specifications of our customers, a key requirement in gels used for delivery of active ingredients, a rapidly growing component of the hydrogel industry.

     Our gels exhibit significant potential in the following high growth fields:

     --   topical  therapeutics in moist  wound/burn  healing  applications;  in
          trans   (systemic)   and   intradermal   (non-systemic)   delivery  of
          prescription medications and non- prescription active ingredients;

     --   cosmetic skin care; and

     --   components in medical diagnostics.

     Hydrogels are gel-like or colloidal substances made of water and solids. They can be created chemically (through a combination of ultra violet cross-linking and chemical interface), or by mixing polymer and water then exposing it to an electron beam creating a "sheet" of water. Currently, and for

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the  foreseeable  future,  all  of  our  hydrogel  products  are  electron  beam cross-linked, water and polymer hydrogels, a category in which we have a competitive advantage, in part due to the following product characteristics:

     --   painless adhesion to the human body;

     --   stability of form and composition;

     --   purity;

     -- reproducibility (manufacturing high quality product on a consistent basis);

     --   compatibility with active ingredients; and

     --   high water content.

     Many of the competitive products feature physical characteristics which are less desirable than those of our gels. These include aggressive skin bonding, chemical and form instability, lack of uniformity, low water content, and actives receptivity issues. Some of these products do offer higher absorptive and adherence characteristics than our gels.

     Our hydrogels are manufactured using proprietary mixing, coating and cross-linking technologies. Together, these proprietary technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics thickness, water content, adherence, absorption, vapor transmission, release rates while maintaining product integrity. We believe that we have sufficient capacity in our core assets to address the anticipated manufacturing demand for all current and planned projects.

     In addition to our ability to specifically regulate the aforementioned physical characteristics of the gel, we have the manufacturing technology to offer broad choices in selection of gel liners, allowing customers to create even tighter tolerances in vapor transmission and active ingredient release rates, while personalizing color and texture, characteristics critical in the cosmetic category.

Business Strategy

     Although currently our primary sources of revenues are the development, manufacture and sale of hydrogel-related products to the original equipment manufacturer ("OEM") market and developers and distributors of skin care preparations and other cosmetics as well as prescription and over-the-counter medication, we have expanded our business to include the sales of finished product on a private label and branded basis. This includes our branded wound care products, AQUAMATRIX, which we plan to market to wound care providers and other potential users. We plan to expand this business by:

     --   Increasing the number of distributors who carry AQUAMATRIX

     --   Identifying potential private label opportunities;

     -- Incorporating active ingredients for wound healing into the gels as product extensions; and

     --   Expanding  the  AQUAMATRIX  product  line  to  include   complimentary
          products.

     We also plan to enhance our core business through the following strategies:

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Continued Focus on High Quality Custom  Hydrogels for Transdermal  Drug Delivery
and Topical Application of Cosmetics.

     These products have high margins, may produce significant revenues which would enable us to become a leader in development and manufacture of quality hydrogel products for transdermal drug delivery and topical application of cosmetics.

Diversifying our OEM Business.

     We plan to expand our hydrogel component manufacturing businesses by:

     -- Aggressively marketing our core competencies of developing gels to customer specifications with a high degree of consistency of properties and publicizing our core competencies through development of an aggressive marketing program.

     -- Capitalizing on the popularity of patches for consumption of topical therapeutics, such as pain relief, headache, cosmetics, pore strippers and moisturizers by

          - forming strategic alliances with complementary suppliers, such as topical application formulators and R&D laboratories specializing in trans and intradermal technologies;

          - aggressively marketing capabilities in this area to complementary suppliers; and

          -    emphasizing HDSI's reputation for providing quality products.

Provide Value-Added Services to OEM Customers by:

     --   Enhancing  HDSI's  converting  capabilities  and  establish  packaging
          capability   by   investing   in   improvements   to  our   converting
          capabilities;

     -- Dedicating resources to the development of OTC and cosmetic products with short lead times from development to market;

     -- Aggressively pursuing co-branding and other marketing opportunities for finished products such as the sale of hydrogel patches containing OTC drugs and cosmetic products to mass retailers, including drug and variety store chains;

     -- Aggressively pursuing opportunities to market OTC products to medical professionals and skin care patches to them;

     -- Forming strategic alliances with medical professionals and for the development of co- branded products for these markets such as hydrogel patches that reduce the side effects from laser treatments and skin care masks; and

     --   Attendance at trade shows.

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Capitalizing on Market Developments.

     Our plans for expansion into manufacture and distribution of hydrogel patches as finished products for delivery of OTC therapeutics and topical wound and skin care, are based on the growth in awareness of diverse applications for patches among suppliers, retail distributors and consumers, as observed by management.

     Other benefits of diversification include:

     --   Increased Gross & Net Revenues due to:

          - Reduced dependency on R&D projects which have long lead times to commercialization;

          -    Utilization of excess plant production capacity; and

          - Addition of products with greater speed to market and higher margins.

Enhancing Proprietary Protection

     We intend to enhance our proprietary protection by pursuing trademarks for cobranded products and considering patent protection for our proprietary processes.

Products and Services

     We manufacture and market electron-beam cross-linked sheet hydrogels and hydrogel patches for use as moist wound/burn dressings with and without active ingredients, components in certain medical devices, transdermal and intradermal delivery of medication, and topical application of nonprescription drugs, other skin care treatments and cosmetics. We market our own brand of moist wound/burn dressings under the AQUAMATRIX brand name, and are currently developing additional line extensions of this product. In addition, our hydrogels are prepared as components for products distributed by our customers under their brand names. In addition to manufacturing hydrogel we offer our customers converting services, allowing us to create competitive advantage in pricing while expediting the production process.

Hydrogels and their Properties

     Aqueous polymer hydrogels are created by mixing water and a smaller amount of polymers (anywhere from 3% to 25%, dependant upon desired physical characteristics) resulting in a highly viscous (thick and resistant to flow) gel-like material, which is then exposed to an energy field in an electron beam accelerator. Hydrogels, such as ours which are cross-linked, have a greater degree of molecular integrity and by varying the key building blocks water, polymer content and type, energy - can be crafted to specif1ied physical characteristics to maximize product benefit. The following is a description of some of the attributes of the gels we manufacture:

     -- Higher Water Content. As compared to other gels in the market, our hydrogels offer up to 98% water content which enables them to capitalize on the "high specific heat", or ability to hold heat, of

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          water, which in turn creates a clinically documented environment which diminishes skin inflammation, encourages healing to traumatized skin, and provides pain relief. These gels also provide a protective covering, in their sheet form. In addition, the high concentration of water in these gels creates an environment of 100% humidity where they are applied. This encourages rapid aqueous dilation of the stratum corneum (the outer layer of the skin), making possible faster and
          deeper   penetration   of   active   ingredients;   and   simultaneous
          moisturizing of the skin.

     -- Secure Adhesion Without Bonding to Skin or Hair. Through proprietary manufacturing techniques controlling the level of cross-linking we can create a wide range of adhesion - from none to very aggressive, but never bonding the gel to the skin as do most competitive hydrocolloid (chemical) gels and traditional adhesives. For most applications our gels do not require a secondary adhesive and can be removed from the application site without pulling the hair or skin. This feature makes aqueous polymer electron beam gels particularly relevant to applications to traumatized skin and in the cosmetic industry.

     -- Precise Dosage Control. Our hydrogels have a high degree of consistency in dosage of medical, therapeutic or cosmetic ingredients, due to the high level of homogeneity resulting from proprietary mixing processes and precise control of the cross-linking process.

     -- Uniformity; Less Degradation. Our proprietary manufacturing processes, in combination with the stability associated with high water content hydrogels, allow for the manufacture of products which are easily reproducible from production run to production run and have a multiple year shelf-life.

     -- Flexibility in Shape. Our hydrogels have great flexibility in shape and draping characteristics which enable them to fit better to skin providing comfort and reliability.

     -- Fluid Absorption. Through the variation of the polymer levels, we can design hydrogels with a broad range of absorption characteristics.

HDSI Manufacturing Process

     Hydrogel is manufactured by introducing a polymer (solid) into water, creating a feed mix. The feed mix is used to coat a web material (or scrim) and two outer linings are applied creating sheets of hydrogel. These sheets are then introduced to a high energy field which cross-links the polymers giving the hydrogel greater molecular integrity and thereby creating sheets of hydrogel. Active ingredients such as over-the counter (OTC) medication, and skin care, wound healing or other materials can be added before or after cross-linking. Materials that do not survive radiation are added after the cross-linking process is completed. Once the hydrogels have been mixed and cross-linked, they form sheets which can be delivered to customers or first cut and shaped according to customer specifications. We believe that many of the processes described above are proprietary to our processes and provide competitive advantages.

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        Proprietary Technologies.

     Proprietary Mixing. Our proprietary mixing technology utilizes a methodology of forced hydration of polymers. We believe that we are able to manufacture hydrogel feed mixes with far greater homogeneity than those of the competition. This is critical especially as it relates to the dosing of active ingredients. In addition, our proprietary mixing technology allows for the incorporation of sensitive materials which may degrade if subjected to other types of mixing.

     Proprietary Coating. Our proprietary coating technology enables us to handle the gels properly even though they are extremely viscous (thick and resistant to flow). We have achieved coating tolerances which have allowed it to coat materials as thin as 0.005 inches with a margin for error of typically less than 5%. Thickness controls are critical with respect to the performance of many of the end products utilizing our hydrogels including medical electrodes, transdermal delivery patches and cosmetic patches. We have also developed coating methodology which minimizes imperfections such as wrinkling in the end product by significantly reducing line tension. This proprietary know-how allows us to manufacture high quality, consistent product which meet the exacting standards of our customers.

     Proprietary Cross-linking Technology. We cross-link our hydrogels using an electron beam accelerator. Electron beam cross-linking is achieved through the introduction of the high energy field, created by the accelerated electrons, which causes the release of hydrogen atoms thereby causing carbon molecule covalent bonding. The creation of longer chains of the polymer in the gel increases its molecular integrity, giving the gel characteristics which make it useful in a variety of products.

     Our electron-beam cross-linking process is one of three types of cross-linking used in the industry. The other types used are ultra violent cross-linking and chemical cross-linking. The benefits of electron beam cross-linking include:

     -- precise control of the amount of polymer cross-linking; other types allow for the continuation of cross-linking over a period of time;

     -- no need for chemical cross-linking agents which may complicate or interfere with other additives or active ingredients; and

     -- the ability to manufacture high quality hydrogels on a consistent basis.

     The physical characteristics can be further modified by varying the percent of polymer cross- linking and the way in which the high energy field is delivered. There are three variables in the use of an electron beam accelerator for cross-linking of hydrogels:

     --   time of exposure of the target material to the electron stream;

     --   voltage (electrical potential); and

     --   amperage (strength of the electrical current)

     We believe that our methods of managing these three variables make it possible to produce high quality gels matching customer specifications as to a wide range of characteristics. These methods are proprietary to us.

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Applications for Hydrogel Patches

     Hydrogel patches are now being marketed in the United States or abroad for many different applications:

     Moist Wound and Burn Dressings. Dressings made from hydrogels have long been used for the treatment of wounds and burns. The benefits of moist wound healing versus traditional dressings include immediate anti-inflammatory effects, keeping the wound bed moist allowing for the freer cell flow and less scarring, and accelerated healing. The current market for moist wound healing dressings is estimated to be in excess of $2 billion worldwide and growing at 10% per annum. In addition, "active wound healing" dressings, those with ingredients which further provide healing benefits, are estimated to generate global sales of over $700 million with annual growth of over 20%.

     Hydrogels as A Method of Drug Delivery. Hydrogel patches are a relatively new method of delivering medication that has important advantages over other more traditional methods of drug delivery. As a system of drug delivery, hydrogel patches are less intrusive, painless, can medicate for preplanned time periods, provides the potential for a release of medication more consistent with the body?s own glandular activity, thereby avoiding dosage spikes and, or, digestive alteration, and minimizes side effects apparent in more traditional delivery methodologies of injection or ingestion. The more traditional methods and their drawbacks are:

     -- Ingestion/Oral Delivery. Dosage spikes upon ingestion and declines over time until the next dosage is ingested. In addition, consumers do not always remember to take all medication or at the proper intervals. Dosages vary from consumer to consumer according to differences in absorption and circulation.

     -- Injection. Injections are painful, intrusive and inconvenient and are subject to dosage spiking.

     -- Inhalation. Delivery through inhalation is also subject to dosage spiking and variation in dosage due to differences in consumer habits.

     -- Topical Application without Patches. This form of topical application is subject to evaporation incidental application and consumer failure to apply at prescribed intervals.

     Other Medical and Applications. Hydrogel patches are being used for transdermal applications:

     --   Hormone replacement therapy and contraception

     --   Treatment of acne, shingles, diabetes and motion sickness

     --   Treatment of angina with nitroglycerin

     --   Treatment of smoking addiction using nicotine

     --   Palliatives, i.e., pain relievers, such as lidocaine

     Non-Prescription Therapeutic Applications. Hydrogel patches are used in the medical community, and also directly marketed to consumers for the following uses:

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     --   Topical application of OTC drugs such as:

          -    non-prescription acne treatments
          -    pain relievers, and
          -    diet preparations

     --   Cough suppressants

     --   Treatment of warts, calluses and corns

     --   Pain relief

     Cosmetic   Applications.   Hydrogel  patches  are  being  used  to  deliver
cosmetics, such as skin care products to consumers and skin care providers for uses that include:

     --   Moisturizers

     --   Face masks

     --   Anti-aging patches

Customers and Markets for Hydrogel

     Moist Wound Healing. We market products under our proprietary brand AQUAMATRIX as well as supplying hydrogel products to developers and distributors of prescription and OTC moist wound healing products for redistribution to healthcare professionals and retailers. The benefits of moist wound healing products include reduced scarring and pain and greater speed of healing. We expect the markets for our moist wound healing products to continue to expand due to the growing recognition by professionals and consumers of the benefits of moist wound healing.

     We recently signed a distribution agreement with a distributor in the home health care market and are in discussion with several other distributors for a variety of wound and burn dressings.

     Medical Device Manufacturers. We have targeted the high quality, medical device manufacturers, e.g. monitoring electrodes and devices, defibrillator pads, as another potential segment of our revenue stream. Using our in-house staff and outside consultants, we will allocate resources for R & D development.

     Transdermal Delivery of Prescription Drugs and OTC Treatments. We actively participate in new applications for two types of transdermal delivery:

     -- Through patches which adhere to the skin and are impregnated with active ingredients; and

     -- Through iontophoresis, which drives the active ingredients through the skin by use of controlled electrical currents. Iontophoresis allows for greater control over the delivery of active ingredients.

     Cosmetics and Other Consumer Products. We manufacture hydrogels and hydrogel patches for cosmetics companies. These products include OTC skin care preparations and other products for cosmetic use.

     Direct Retailing. We are exploring various opportunities for the manufacture and distribution of OTC therapeutic, skin care and cosmetic products using hydrogel through such retailers as chain drug, food and mass merchandise stores under co-branding arrangements.

Competition

     The opportunity for aqueous polymer hydrogels is significant and we believe our proprietary competitive manufacturing advantages, along with the high barrier to entry (the substantial cost of acquiring an electron beam as compared to other cross-linking devices and the cost and extended time required for installing this beam) and current minimal level of competition for high performance gels, gives us the opportunity to be a leader in the outlined focus application categories. These barriers are enhanced by our proprietary mixing, coating and radiation technologies. We believe these processes remain effective barriers to entry, although many of our competitor and customers have the financial resources to establish competitive manufacturing facilities. See Risk Factors, page 9).

     Awareness of our product, low cost, speed to market, and manufacturing techniques, are going to be achieved through a combination of consumer product entries, expansion within current OEM base, and institutional reach programs, e.g. trade magazines, trade shows, senior management connection and contacts.

Protection of Intellectual Property and Proprietary Technology

     We currently rely on barriers to entry related to our electron beam and confidentiality agreements with customers, suppliers and employees to protect our trade secrets, including our proprietary coating, mixing and radiation technologies. We cannot provide assurance that such barriers will not be broken by any of the many competitors with greater financial resources than we have. Also, we can give no assurance that our confidentiality agreements will not be breached.

     We believe that our activities do not violate the proprietary rights of third parties and that these proprietary technologies may be eligible for patent protection, but no assurance can be given that patent applications made by us in the future, if any, would be granted by the United States or any other country. There can be no assurance that any patents, if granted, would provide competitive advantages or would not be challenged, circumvented or rendered obsolete by our competitors.

Employees

     As of December 31, 2004, we had 11 full time employees, including 6 involved in manufacturing and quality control, 5 in finance, administration and marketing. We also have retained the services of several consultants to assist in our operations. We believe we have good relations with our employees and have never incurred a significant work stoppage due to any strike or protest by our employees.

Properties

     On October 1, 1998, we entered into a ten-year lease through September 30, 2008 for rental of office facilities. The lease provides for annual rent of $178,710 and escalations for scheduled rent increases and for our proportionate share of increases in real estate taxes and maintenance costs. On March 4, 2000, we entered into a sublease agreement for the October 1998 lease with a company in which one of our major stockholders is a stockholder. The sublease expires on September 30, 2008. The sublease rent is being paid directly to the landlord by the sublease tenant.

     HDSI entered into a seven-year sub-lease agreement for a manufacturing facility in Langhorne, PA with an affiliated entity, effective February 14, 1997, which provided for minimum monthly rental payments of $9,625 and expired in 2004. On January 25, 2002, this manufacturing facility was purchased by an entity owned by a related party of HDSI and HDSI entered into a lease with the related party, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt due to the related party, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase.

     On December 1, 2001, HDSI, along with other co-tenants, entered into a month-to-month lease for office space at 305 Madison Avenue, New York, NY with an entity owned by a related party, which provided for a monthly lease payment of $3,735. This lease payment was reduced to $2,500 per month effective November 1, 2003 due to reallocation of the space with other tenants.

     We believe our offices and other facilities are adequate for our current needs.

Legal Proceedings

     We are not currently involved in any material legal proceedings.

     The NAC entities are subject to a number of claims and alleged violations. Pursuant to the stock purchase and assumption agreement dated as of April 29, 2004, and completed as part of the terms the Exchange Agreement, between Nesco and NAC Calabria Acquisition Corporation, NAC Calabria Acquisition Corporation became responsible for all liabilities of our previous business conducted by the NAC Entities. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock and certain related registration rights. In support of the value of the common stock delivered, we agreed that the transferee, at its election, may demand we repurchase from the transferee up to 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Since April 1998, our common stock, par value $0.001 ("Common Stock"), has been quoted on the Electronic Bulletin Board operated by the National Association of Securities Dealers (OTCBB: NESK) . For the period between January 2000 and March 2002, our Common Stock was quoted on an inter-dealer quotation system published by the Pink Sheets LLC.

     The following table sets forth the high and low closing bid prices per fiscal quarter quoted for our Common Stock in the last two fiscal years and most recent quarters;

                                                                     Closing Bid
                                                                High           Low
                                                                ----           ---
                Year ended 4/30/2005
                --------------------
                First Quarter (ended 7/31/04)                  $0.25          $0.15
                Second Quarter (ended 10/31/04)                $0.30          $0.17
                Third quarter (through 1/26/05)                $0.33          $0.15

                Year ended 4/30/2004
                --------------------
                First Quarter (ended 7/31/03)                 $ 0.12          $ 0.10
                Second Quarter (ended 10/31/03)               $ 0.45          $ 0.45
                Third Quarter (ended 1/31/04)                 $ 0.45          $ 0.05
                Fourth Quarter (ended 4/30/04)                $ 0.35          $ 0.10

                Year ended 4/30/2003
                --------------------
                First Quarter (ended 7/31/02)                  $0.75          $0.30
                Second Quarter (ended 10/31/02)                $0.25          $0.10
                Third Quarter (ended 1/31/03)                  $0.12          $0.10
                Fourth Quarter (ended 4/30/03)                 $0.12          $0.10

     The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Actual trading in our shares has been very sporadic.

Holders

     As of January 26, 2005, there were 90 record holders of our common stock.

Dividends

     We have never declared or paid any cash dividends on our common stock. We currently anticipate that future earnings will be retained to support our business. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

     We maintain various stock plans under which options vest and shares are awarded at the discretion of our board of directors or its compensation committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of grant. The term of each option is generally five to ten years and is determined at the time of grant by our board of directors or its compensation committee. The participants in these plans are officers, directors, employees and consultants of the company and its subsidiaries or affiliates. The following table summarizes our equity compensation plans as of December 31, 2004.


------------------------------ ---------------------------- --------------------------- ----------------------------
                               (a)                          (b)                         (c)
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------
Plan category                  Number of                    Weighted-                   Number of securities
                               Securities to be             average exercise            remaining available for
                               issued upon                  price of                    future issuance under
                               exercise of outstanding      outstanding                 equity compensation
                               options, warrants            options, warrants           plans (excluding
                               and rights                   and rights                  securities reflected in
                                                                                        column (a))
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------
Equity
compensation                   --                                     --                   1,000,000
plans approved
by security
holders
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------
Equity
compensation                   3,460,000                              $0.05                 --
plans not
approved by
security  holders
------------------------------ ---------------------------- --------------------------- ----------------------------
------------------------------ ---------------------------- --------------------------- ----------------------------
Total                          3,460,000                              $0.05                 1,000,000
------------------------------ ---------------------------- --------------------------- ----------------------------

                              BENEFICIAL OWNERSHIP

     On January 26, 2005 our authorized voting stock consisted of 25,000,000 shares of common stock, par value $0.001, 850,000 shares of Series A preferred stock and 150,000 shares of Series B preferred stock. Each share of common stock is entitled to one vote; each share of Series A Stock is entitled to 30 votes and each share of Series B Stock is entitled to 750 votes. On January 26, 2005 there were 19,517,410 shares of common stock, 67,000 shares of Series A Stock and 115,006.84 shares of Series B Stock issued, outstanding and entitled to vote. For this purpose, each outstanding share of Series A Stock has been treated as having been converted into 30 common shares and each outstanding share of Series B Stock has been treated as having been converted into 750 common shares. We are in the process of increasing our authorized shares of common stock to 400,000,000 shares in which event Series A and Series B stock will be exchanged for common stock.

     The following table sets forth the beneficial ownership as of January 26, 2005 with respect to the beneficial ownership of our common stock by officer and directors, individually and as a group, and all holders of more than 5% of the common stock. Unless otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the beneficial owners indicated.



Name and Address of                        Amount and Nature of                Percent
Beneficial Owner                           Beneficial Ownership (1)            of Class
---------------------                      ------------------------            ----------
Santo Petrocelli, Sr.
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (2)                         19,741,667                      18.10%

Matthew Harriton
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (3)                          4,479,597                       4.07%

Cornell Capital Partners L.P.
101 Hudson Street
Jersey City, New Jersey 07302 (4)                7,269,334                       6.46%

Karen Nazzareno
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165                                180,000                           *

Richard Selinfreund
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165                             -0-                             *

Geoffrey Donaldson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165 (5)                     1,038,615                           *

                                       34

Gene E. Burelson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                            -0-                             *

Wayne M. Celia
c/o Nesco Industries, Inc.
305 Madison Avenue                                   -0-                             *
New York, New York  10165

Joel S. Kanter
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                            -0-                             *

Arlen Reynolds
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                            -0-                             *

Richard Harriton
305 Madison Avenue, Suite 4510
New York, NY  10165 (6)                         12,144,007                      10.15%

KSH Strategic Investments
575 Jericho Turnpike
Jericho, NY  11753 (7)                           6,416,500                       5.82%

Directors and Officers
as a Group (8 persons)                           5,698,212                       5.12%

* Less than 1% unless otherwise indicated.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. Additionally, the number of shares shown assumes the conversion or exercise of all Series A Stock, Series B Stock, warrants and vested options.

(2) Mr. Petrocelli was the Chairman and a director until June 22, 2004. The above number of shares beneficially owned includes 2,900,000 shares owned of record by Petrocelli Industries, Inc. and 566,667 shares owned by SMFS Corp. Mr. Petrocelli is the President and Chief Executive Officer of Petrocelli Industries, Inc., and beneficially owns 25% of its outstanding capital stock. The other 75% is owned by members of Mr. Petrocelli's family. Mr. Petrocelli is the President of SMFS Corp. In addition, the number of shares beneficially owned includes 1,000,000 shares issuable upon the exercise of a warrant issued in March 2002 to Mr. Petrocelli and 275,000 shares issuable upon the exercise of a warrant issued in December 2003 to Petrocelli Industries, Inc.

                                       35

(3) Mr. Matthew Harriton is our President, Chief Executive Officer and a director. Prior to the share exchange agreement with HDSI and currently, Mr. Harriton remains as CEO and a director of HDSI. Mr. Harriton is also CEO of Embryo Development Corp., a public company traded under the symbol "EMBR" which holds a 4.49% beneficial interest in us. The above number of shares beneficially owned does not include 2,430,647 shares issuable upon the conversion of debt. It does include 364,597 shares issuable upon exercise of a warrant granted for the extension of debt, and 2,000,000 shares of a total of 5,000,000 shares issuable upon exercise of a warrant granted as part of Mr. Harriton's employment agreement in May 2004. The remaining 3,000,000 shares are not exercisable until a minimum of one year after the closing date of the share exchange agreement.

(4) The above number of shares beneficially owned by Cornell Capital does not include 4,666,669 shares issuable upon the conversion of a debenture. It does include 4,666,669 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture.

(5) Mr. Donaldson, a director, is also a director and the Chief Operating Officer of Hydrogel Design Systems, Inc., our majority owned subsidiary. The above number of shares beneficially owned does not include 2,924,100 shares issuable upon the conversion of debt. It does include 438,615 shares issuable upon exercise of a warrant granted for the extension of debt, and 600,000 shares issuable upon exercise of a warrant granted as part of Mr. Donaldson's employment agreement with Hydrogel Design Systems, Inc. in January 2000 which has been converted to a warrant.

(6) The above number of shares beneficially owned by Mr. Richard Harriton does not include 15,696,000 shares issuable upon the conversion of debentures. It does include 11,874,007 shares issuable upon the exercise of warrants granted in conjunction with convertible debentures and for the extensions of debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants. Mr. Richard Harriton is a related party of Mr. Matthew Harriton, a director and officer (See (3) above).

(7) The above number of shares beneficially owned by KSH Strategic Investment Fund does not include 3,900,000 shares issuable upon the conversion of a debenture. It does include 2,417,500 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture and for the extensions of such debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and related transactions prior to the HDSI exchange agreement.

     In fiscal 2004 and 2003, we paid PEC Realty Corp., a company controlled by our former Chairman Santo Petrocelli, Sr., rents totaling $2,108 and $79,729, respectively.

     On April 1, 2002,we issued interest-free, unsecured promissory notes in favor of Mr. Petrocelli, Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli and then Chief Financial Officer Lawrence S. Polan in the aggregate amount of $1,032,501 in exchange for and in full satisfaction of all outstanding balances due on demand loans, management fees, and consulting fees. In fiscal 2004, we began to impute interest on the stockholder loans at 6% per annum with an equivalent offset to additional paid in capital. Repayment on the stockholder loans was scheduled to commence in February and May 2003, however, the lenders agreed to defer the commencement dates indefinitely. We made sporadic payments on stockholder loans totaling $80,000 in the year ended April 30, 2004. At April 30, 2004, the stockholder loans totaled $952,501. Upon the completion of the transaction with HDSI on May 25, 2004, the stockholder loans were exchanged for an equity interest in the Company in the aggregate of 15,000,000 common shares. Accordingly, such liabilities have been classified as long-term at April 30, 2004.

     During the fiscal year ended April 30, 2004, we issued 500,000 warrants to Jeffrey Powell, former President and CEO, 275,000 warrants to Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli, and 285,000 warrants to Richard Cohen, a former officer, all such warrants immediately exercisable at a price of $.05 per share. During the fiscal year ended April 30, 2003, we issued 500,000 fully vested warrants to then interim President and Principal Executive Officer Michael Caputo, exercisable at a price of $0.55 per share. Such issuances were free-standing grants, outside of the 1999 plan. The fair value per warrant was estimated at approximately $0.35 and $0.07 for the fiscal years ended April 30, 2004 and 2003, respectively. This transaction resulted in a charge to operations of $370,295 in the fiscal year ended April 30, 2004.

     In December 2003, the exercise price for previously issued warrants to purchase 3,440,000 shares of common stock, of which 3,400,000 were granted to officers, employees and consultants, was repriced from $.55 to $.05 per share. These warrants were issued to the parties as described under Item. 10, Report on Repricing for an aggregate of 2,500,000 shares and to former Chief Financial Officer Lawrence S. Polan in the aggregate of 900,000 warrants. The fair value per warrant was estimated at approximately $0.35 on the date of the repricing. This transaction resulted in a charge to operations of $1,193,665 in the current year.

     In March 2004, Mr. Ronald Kuzon, an interim officer and consultant and officer exercised 1,000,000 warrants for $.05 in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock purchased over the exercise price was used to pay for the shares in the aggregate of 142,858 shares. The cashless exercise of these warrants in March, 2004 subsequently resulted in the issuance of 857,412 common shares. Such shares were issued as free-trading without restrictive legend under Rule 144K of the Securities Act of 1933 pursuant to an opinion provided by counsel, based in part on representations made that the purchaser had not been our affiliate for the preceding three months.

     On April 29, 2004, we entered into a share exchange agreement with HDSI, whereby HDSI would become a majority-owned subsidiary and upon completion of the share exchange agreement, the holders of HDSI common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. On January 12, 2004, we entered into an agreement to make term loans of up to $125,000 to HDSI, which was subsequently increased prior to the closing. The term loans were to mature January 1, 2005 and bear interest at 8% per annum if the closing did not take place. If we did not enter into an agreement with HDSI stockholders to purchase a minimum of 50.1 % and up to all of the capital stock of HDSI in exchange for our securities by July 1, 2004, or failed to purchase such securities by July 1, 2004, at election we could convert the term loans into HDSI Series B Convertible Preferred Stock or accelerate the maturity of the term loan to August 1, 2004.We advanced an aggregate of $208,500 to HDSI as of April 30, 2004. On May 25, 2004, the exchange was completed and the outstanding amount of the term loan was included as part of the minimum cash requirement as per the agreement to be provided to HDSI.

     As part of this transaction, we transferred our wholly owned subsidiaries under the terms of a stock purchase and assumption agreement to a newly formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant to us. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock and certain related registration rights. In support of the value of the common stock delivered, we agreed that the transferee, at its election, may demand we repurchase from the transferee up to 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or
(ii) $330,000.

     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares to an advisor, a limited liability corporation owned by an affiliate of Ronald Kuzon for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants.

     On May 25, 2004, we entered into a two year consulting agreement with an affiliate of Ronald Kuzon which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances.

Relationships and related transactions related to the operations of HDSI prior to and as a result of the exchange agreement.

     In the prior two fiscal years, HDSI had an aggregate balance due to an affiliate, Embryo Development Corp., in connection with an $850,000 8% revolving line of credit, which expired in September 2002. The balance due on this obligation was approximately $69,000 at April 30, 2003, and $15,000 at April 30, 2004. Subsequent to April 30, 2004, the balance with accrued interest has been paid in full. Embryo Development Corp. held approximately 11.4% of the common stock of HDSI prior to the exchange agreement and currently holds approximately 4.49% of the common stock of Nesco as a result of the exchange.

     On January 25, 2002, the manufacturing facility of HDSI was purchased by an entity owned by a related party, Mr. Richard Harriton, the father of Mr. Matthew Harriton, the then CEO and President of HDSI and currently the CEO and President of HDSI and Nesco (subsequent to the exchange agreement). In addition, Mr. R. Harriton has a beneficial ownership of approximately 10.15% upon conversion of all outstanding warrants issued to him in Nesco and holds debt in the amount of $1,308,000 convertible to 15,696,000 shares of Nesco common stock as a result of the exchange agreement. On January 25, 2002, HDSI entered into a lease with 2150 Cabot, LLC, and entity owned by Mr. R. Harriton, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt due, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase. HDSI also entered into a month to month lease for office space with another entity, Park Avenue Consulting, owned by Mr. R. Harriton in December 1, 2001 which terminated in April 2004. Unpaid rents of approximately $229,000 and $69,000 were due to Mr. R. Harriton on these leases as of April 30, 2004 and April 30, 2003, respectively.

     On September 30, 2002, HDSI issued a promissory note in the aggregate of $550,000, which consolidated all balances due under prior notes, to Mr. Richard Harriton. The note was to bear interest at the same rates as the original notes and was due on December 31, 2002. In addition, he was granted warrants to purchase 17,500 shares of the Company's Series B Preferred stock at an exercise price of $3.00 per share for a period of ten (10) years. On December 24, 2002, Mr. R. Harriton loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to him was consolidated into one convertible debenture in the amount of $710,000. The 8% debenture was due on April 30, 2003. The debenture was convertible to Series B Preferred stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012.

     On June 21, 2002, we issued a series of convertible debentures in the aggregate of $500,000 of which $200,000 were issued to Mr. R. Harriton. The 8 % debentures were due on April 30, 2003. Each debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On May 1, 2003, Mr. R. Harriton agreed to extend the due date for the above two debentures in the aggregate of $910,000 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On March 7, 2003, Mr. R. Harriton loaned HDSI an additional $200,000 under the terms of a convertible debenture. The 8% debenture was due on October 31, 2003. The debenture was convertible to Series B Preferred stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012.

     On August 7, 2003, Mr. R. Harriton loaned HDSI an additional $198,000 under the terms of a convertible debenture. The 8% debenture due on October 31, 2003. The debenture was convertible to Series B Preferred stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012.

     On April 19, 2004, Mr. R. Harriton agreed to exchange the debentures and related warrants for Nesco debentures and warrants and to extend the due dates of the four outstanding debentures in the aggregate of $1,308,000 and accrued interest in the amount of $135,000 until December 31, 2005 upon the closing of the exchange agreement. This transaction was completed on May 25, 2004. Mr. R. Harriton was also granted approximately 1,308,000 warrants in connection with this conversion. As a result of the exchange agreement, Mr. R. Harriton currently holds convertible debentures in the aggregate of $1,308,000 convertible into 15,696,000 shares of common stock and an aggregate of 11,874,007 warrants. These conversion amounts were based on the same ratios as described in the exchange agreement.

     At April 30, 2004 and 2003 we had notes payable, including interest, of approximately $370,000 and $270,000 respectively, due to Mr. Matthew Harriton, the President and CEO of HDSI. The notes were at an interest rate of 10% per annum and collateralized by the accounts receivable of the Company. On May 1, 1999, 200,000 options, which were previously granted to Mr. M. Harriton under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. We received a promissory note dated May 1, 1999 from Mr. M. Harriton in the amount of $80,000 for payment of the shares. The note matured on May 1, 2004, with interest at 8% and was secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer. At April 30, 2004, HDSI also owed Mr. M. Harriton approximately $113,000 in accrued payroll. On May 25, 2004, the remaining aggregate balance of approximately $365,000 due to Mr. M. Harriton on that date was exchanged for convertible 8% debentures which mature in December 2005. Mr.
M. Harriton was also granted approximately 365,000 warrants in connection with this conversion.

     At April 30, 2004, HDSI owed Mr. Geoffrey Donaldson, the COO of HDSI approximately $439,000 in accrued payroll. On May 25, 2004, this obligation due to Mr. G. Donaldson was exchanged for a convertible 8% debenture which matures in December 2005. Mr. Donaldson was also granted approximately 439,000 warrants in connection with this conversion.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

     Our Articles of Incorporation contain a provision permitted by the Nevada General Corporation Law (the "NGCL") which eliminates the personal liability of directors for monetary damages for breach of their fiduciary duty of care which arises under state law. Although this does not change the directors' duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. This provision has no effect on directors' liability for: (1) breach of the directors' duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and (3) approval of any transactions from which the directors derive an improper personal benefit.

     The NGCL empowers us to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation. Our Bylaws require indemnification, to the fullest extent permitted by the NGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of [the Company], or of another corporation serving at management's request, against all expenses and liability actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of our pursuant to the foregoing provisions or otherwise, we are advised that in the opinion of the Securities and Exchange Commission, such indemnifications against public policy as expressed in the Act and is, therefore, unenforceable.

SELLING SECURITY HOLDERS

     The following table sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares they own. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.


                                                                                       Number of Shares Owned
                                                                                 ---------------------------------
Selling Shareholder                                                              Before Offering    After Offering
-------------------                                                              ---------------    --------------
ABBE, COLEMAN TTEE OF THE NANCY ABBE TR                                                   50,000                   0
ABIOUNESS, ALFRED                                                                        900,000                   0
ACREE, MARIAN                                                                            843,000                   0

                                       41

ALTMAN, LAWRENCE                                                                         450,000                   0
ANDERSON, DIANA                                                      (2)                 360,000                   0
ARMEN, GARO                                                          (2)               1,125,000                   0
ARMEN, PARTNERS                                                                          450,000                   0
BARKER, DARIN                                                        (2)                   2,232                   0
BARTOSH, ROBIN & TOBY BARTOSH                                                            900,000                   0
BASS, THOMAS                                                                             180,000                   0
BECKER, LILLIAN                                                      (1)(2)              273,808                   0
BEECHWOOD VENTURES                                                   (1)(2)            1,379,409                   0
BELZA DEVELOPMENT CORP PROFIT SHARE                                  (1)(2)            1,377,630                   0
BERGMAN, JOHN                                                                             75,000                   0
BERGUM, RICHARD                                                                          240,000                   0
BERKMAN, PAUL                                                                            663,000                   0
BERLAND, SUE REVOCABLE LIVING TRUST                                                      300,000                   0
BERMAN, MYER                                                         (1)(2)            1,040,000                   0
BEYCHOK, MARK                                                        (1)(2)              171,130                   0
BOND, EDWARD                                                                             252,000                   0
BRANDON TRUST                                                        (1)(2)              171,130                   0
BRAVER, DAVID                                                        (1)(2)            1,040,000                   0
BRODSKY TRUST, DAVID CRAIG                                                               150,000                   0
BRODSKY TRUST, JEFFERY HOLDEN                                                            300,000                   0
BRODSKY TRUST, JESSICA HEATHER                                                           150,000                   0
BRT PARTNERSHIP                                                                        1,427,364                   0
BULMAN, WARREN                                                                           432,000                   0
CAREY, JC                                                            (1)(2)              688,815                   0
CARUSO, SALVATORE AND ROSARIO                                        (1)(2)              206,200                   0
CHICCA, LOUIS & MARIA                                                (1)(2)            1,379,409                   0
CHRISTOPHER BROTHERS                                                 (2)                   2,232                   0
CINQUEMANI, SALVATORE AND ANNA                                       (1)(2)              412,400                   0
CIPOLLONE, EMILIA AND DEANGELIS, MIRELLA                             (1)(2)              206,645                   0
COHEN, ALAN                                                                               39,650                   0
COHEN, BOB                                                                             1,125,000                   0
COHEN, BRIAN                                                         (1)(2)              687,334                   0
COHEN, MARK                                                                              108,000                   0
CONNER, FRANK                                                                             40,000                   0
CONSTANTINE, BARRY                                                   (2)                  40,000                   0
CORNELL CAPITAL                                                      (1)(2)(3)        42,122,667                   0
CRANCH, EDMUND                                                                           180,000                   0
CROWLEY, JOHN                                                                            186,210                   0
CUNNNGHAM, FREDERICK                                                                     600,000                   0
DEANGELIS, JOHN                                                      (1)(2)              344,408                   0
DELUCA, LENORE                                                       (2)                  36,000                   0
DEVONSHIRE PARTNERS LLC                                                                  122,223                   0

                                       42

DICK, GEORGE                                                                             300,000                   0
DIPAOLO, LORRAINE                                                    (1)(2)            1,040,000                   0
DONALDSON, GEOFFREY                                                  (1)(2)            3,962,715                   0
DRAX HOLDINGS, LP                                                                      2,495,393                   0
EIGHTH DAY PRODUCTIONS                                                                   666,666                   0
EMBRYO DEVELOPMENT CORP                                                                4,837,500                   0
ERB, JAMES                                                                               375,000                   0
ETRA, RICHARD                                                        (1)(2)              275,364                   0
FABRIKANT, ANDREW                                                                        810,000                   0
FELDMAN, RICHARD                                                                         450,000                   0
FISERV SECURITIES INC A/L/F HARVEY KOHN SEP IRA                                          135,000                   0
FISHMAN, HOWARD                                                      (1)(2)              273,808                   0
FORMAN, MURRAY                                                                           360,000                   0
FRANBAR ASSOCIATES INC.                                                                   11,650                   0
FRANK, MATTHEW                                                                           225,000                   0
FREDRICKS, HENRY                                                                         750,000                   0
FRIEDMAN, RICHARD                                                                        450,000                   0
GAITANARIS, GEORGE                                                                        75,000                   0
GAMBINO, CALOGERO & MARIA                                            (1)(2)              206,645                   0
GARDNER, JOEL                                                                            100,000                   0
GERVIS, BERNARD                                                                          270,000                   0
GERVIS, MITCH                                                                            225,000                   0
GERZOFF, RICHARD                                                                          22,500                   0
GIAMANCO, JOSEPH                                                                         750,000                   0
GIANNETTI, VICKEY LANZERI                                            (1)(2)              205,356                   0
GIRARDS, ROBERT                                                                          300,000                   0
GOLDENBAUM, CAROL                                                                         45,000                   0
GOLEMBRE, EDWARD                                                                         600,000                   0
GORDON, PETER                                                                              1,000                   0
GORDON, ROBERT                                                                           300,000                   0
GRAY, MICHAEL                                                                             67,500                   0
GREENFIELD, ALEXA                                                                         45,000                   0
GREENFIELD, HARVEY                                                   (1)(2)            1,570,000                   0
GREENFIELD, JESSICA                                                                       45,000                   0
GRGAS, TOMISAVLA                                                     (1)(2)            1,380,298                   0
HALL, JACK                                                           (2)                 450,000                   0
HARRITON, ARLENE                                                                          90,000                   0
HARRITON, MATTHEW                                                    (1)(2)            9,820,244                   0
HARRITON, RICHARD                                                    (1)(2)           27,840,000                   0
HARTO FAMILY PARTNERS                                                                  3,370,500                   0
HATSOPOULOS, JOHN                                                    (2)                   8,640                   0
HAUSER, MARK                                                                             100,000                   0

                                       43

HERNANDEZ, ALEX                                                                           40,000                   0
HOLDING COMPANY, THE                                                                     855,570                   0
IAP INC.                                                                                 364,963                   0
INGRASIA, FRANK                                                      (1)(2)              688,815                   0
JEF LTD PARTNERSHIP                                                                    2,141,379                   0
JMK ASSOCIATES                                                                         1,000,000                   0
JOHNSON, JAMES W                                                                         360,000                   0
K&A TRUST                                                                              3,370,500                   0
KAHN, RICHARD                                                        (2)                  67,500                   0
KAHN, RICHARD A IRA/SEP                                                                  138,750                   0
KAHN, RICHARD AND ARLENE KAHN JWTROS                                                      38,574                   0
KAPLAN, EILEEN                                                                           225,000                   0
KAPLAN, HELAINE                                                                          513,000                   0
KAY, DEBRA ANN                                                                            50,003                   0
KEATES, RICHARD                                                                          360,000                   0
KIDS ASSOCIATES                                                                          600,000                   0
KING, NORMAN                                                                              13,500                   0
KOHN, HARVEY                                                                             180,000                   0
KOHN, HELEN                                                          (2)               4,953,130                   0
KOUSOULOU, CHRISTAKIS                                                (1)(2)              206,645                   0
KRASNOW, ELLIOT                                                                           49,995                   0
KRASNOW, JOSHUA                                                                           49,995                   0
KRASNOW, KIRA                                                                             49,995                   0
KRASNOW, MAURICE                                                                          49,995                   0
KRASNOW, ROSS                                                                             50,003                   0
KREGAR, NICOLE                                                       (2)                  36,000                   0
KSH STRATEGIC INVESTMENT FUND                                        (1)(2)           10,316,800                   0
KUZON, ARIEL                                                                             250,000                   0
KUZON, JOSHUA                                                                            250,000                   0
LANSMAN, JEFF                                                                             50,003                   0
LANSMAN, ROBIN                                                                            50,003                   0
LANSMAN, SUSAN RODIN                                                                      50,003                   0
LAWLER, TIMOTHY                                                      (1)(2)            1,374,667                   0
LEFKOWITZ, STANLEY                                                                       186,210                   0
LEHIGH UNIVERSITY                                                                        300,000                   0
LPS CONSULTANTS INC.                                                                     566,666                   0
LUCEY, JAMES                                                         (1)(2)            1,040,000                   0
LW MARJAC LLC                                                                            509,976                   0
MARK, JOHNATHAN                                                                            9,900                   0
MARKOWITZ, JEFF                                                                          450,000                   0
MARLIN FINANCIAL GROUP                                                                   681,668                   0
MASON, LEWIS                                                         (2)                  12,168                   0
MATTHEWS, PAUL                                                                           735,000                   0

                                       44

MATTINA, GUISEPPE                                                    (1)(2)              206,912                   0
MAY, BETH                                                                                 10,000                   0
McCLENON, JOHN R.                                                                      1,200,000                   0
McGILLICUDDY, CLEM                                                                     1,200,000                   0
McNABNEY, JOHN                                                                           450,000                   0
MECOX BAY CONSULTANTS INC                                                                666,667                   0
MELISSARATOS, ARIS                                                                       585,000                   0
MERIDOR, DAVID                                                                           387,000                   0
MG LEWIS ED TRUST                                                                         90,000                   0
MICHAELS, EVAN                                                       (1)(2)              688,815                   0
MILGARD, JAMES                                                                         3,300,000                   0
MILLENIUM CAPITAL CORP                                                                    16,640                   0
MILLER, GARY                                                         (1)(2)            1,377,630                   0
MILLER, MICHAEL                                                                          765,000                   0
MJH TRUST                                                                                270,000                   0
MOSTOFSKY, M                                                         (1)(2)              137,763                   0
MUFFET, DAVID                                                                            240,000                   0
NAC CALABRIA ACQUISITION CORP                                                          2,700,000                   0
NAFTOL, JEFFREY                                                      (1)(2)              343,667                   0
NAGER, RICHARD                                                                           360,000                   0
NASSERI, MORISE                                                                          150,000                   0
NAZZARENO, KAREN                                                                         180,000                   0
NEIL V. MOODY TRUST                                                  (1)(2)            1,026,741                   0
NICHOLSON, DONALD                                                    (1)(2)              136,904                   0
NORTHERN FINANCIAL ASSOCIATES                                                          1,629,848                   0
NOVAC, JEROLD                                                                            288,000                   0
NYBOR GROUP                                                                              270,000                   0
PETROCELLI INDUSTRIES INC.                                                             2,900,000                   0
PETROCELLI, SANTO                                                                     15,000,000                   0
PETTERSON, DAVID S.                                                                      330,000                   0
PMF                                                                                    1,260,000                   0
POST, AMY TEPLIN                                                                         180,000                   0
ROBB, GREG                                                                                90,000                   0
RONA, JEFFREY                                                        (2)                 225,000                   0
ROUSH, DAVID                                                                             306,000                   0
RUBIN, ALAN T.                                                       (1)(2)            2,188,815                   0
RUSSIN, LEONARD                                                                          375,000                   0
SAFRAM, EDWARD                                                                         1,000,000                   0
SALTZSTEIN, STEPHEN E                                                (1)(2)              688,815                   0
SAPPER, WAYNE                                                        (1)(2)              344,408                   0
SCHARMAN, CARLTON                                                                         90,000                   0
SCHARMAN, JULIAN                                                                          90,000                   0
SCHOENFELD, JOEL                                                                         987,000                   0

                                       45

SCHREIBER, WARREN (FORMALLY SKYES.CORP)                                                  900,000                   0
SIEGEL, IRA                                                          (2)                 204,000                   0
SIMON, JOEL                                                                               38,573                   0
SIMON, JOHNATHAN                                                                          51,428                   0
SIMONYI, CHARLES                                                                       3,000,000                   0
SLOAN SECURITIES                                                     (2)               5,052,600                   0
SMFS CORP                                                                                566,667                   0
SMITH, ROBIN                                                                             100,000                   0
SOLOMON SCHECHTER SCHOOL OF WESTCHESTER                                                  200,000                   0
SPEDALE, MARYELLEN                                                   (2)                  36,000                   0
SPENCER, JOHNATHAN                                                                       155,250                   0
SPIEGELMAN, HOWARD                                                   (2)                 180,000                   0
SPINELLO, REGINALD                                                                       540,000                   0
STAR SPORTS PS PLAN                                                                      600,000                   0
STEDNICK, TOM                                                                             45,000                   0
STEEL, MORGAN                                                                            450,000                   0
STEINBERG, ERIC                                                      (1)(2)              345,075                   0
STEVENSON, ANTHONY PATRICK                                                               136,800                   0
STRATEGIC INITIATIVES CORPORATION                                    (4)                 646,155                   0
SUCOFF, RONIT                                                        (2)               5,268,130                   0
SUCOFF, SCOTT                                                        (2)                  51,300                   0
SULCIS, ANTONIO                                                      (1)(2)            2,760,594                   0
SUNDERLAND, RON                                                      (1)(2)              520,000                   0
SUNSET CONSULTING SOLUTIONS INC.                                                         666,667                   0
TAYLOR, TRUDE                                                                            600,000                   0
TEMPLE ISRAEL CENTER                                                                     200,000                   0
THE FALCONWOOD CORP                                                                       30,960                   0
TOLL, ROBERT                                                                              19,800                   0
TOMS, CAROLINE & NICHOLAS                                            (1)(2)              689,703                   0
TSAI, CYNTHIA                                                                            150,000                   0
UNITED JEWISH APPEAL                                                                     150,000                   0
VALKYRIE LEASING LLC                                                                   2,880,000                   0
VICARIO, MICHAEL                                                                          45,000                   0
VIGILAN INVESTMENT                                                   (1)(2)            1,026,741                   0
WARSHAFSKY, JORDAN                                                   (2)                  40,000                   0
WATKINS, BRUCE                                                                           900,000                   0
WATSON, GEORGE                                                       (1)(2)              273,808                   0
WILLIAMSON, MICHAEL                                                                      244,444                   0
WYSE, ROBERT                                                                              50,000                   0
ZAGON, MATTHEW                                                       (2)                   7,488                   0
ZORN, RICHARD                                                        (1)(2)            1,040,000                   0

                                       46

___________

1.   Includes Common Stock issuable to holders of convertible debt.

2. Includes shares issuable upon exercise of Common Stock Purchase Warrants and Options.

3. Includes shares issuable, at our discretion, pursuant to the Standby Equity Distribution Agreement

4.   Includes  shares  issuable,  at  our  discretion,   for  future  consulting
     services.


Investment Banking Agreement

     On July 1, 2004, we entered into an investment banking agreement with Sloan Securities Corp. for the sale of up to $3,000,000 principal amount of our 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi-annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of our common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, we received $2,295,000 in gross proceeds in connection with this agreement and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement we agreed to undertake to register the common stock issuable upon the conversion of the notes and the exercise of the warrants.

     In connection with this agreement, we issued the broker warrants to acquire 5,052,600 shares of common stock at an exercise price of $.15 per share.

Standby Equity Distribution Agreement

     On August 23, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the terms of the agreement, the investment firm has committed to purchase up to $10,000,000 of our common stock at a purchase price equal to 98% of the market price at the time of purchase. Cornell Capital is entitled to a 5% commission per transaction. Cornell Capital has been provided with certain registration rights for the common stock issuable, at our discretion, under the equity line; and the equity line can only be drawn down, in whole or from time to time in part, upon the effectiveness of a registration statement covering such shares. As consideration for entering into this agreement, we granted the investment firm 3,333.33 shares of Series B Preferred shares (convertible into 2,500,000 common shares). The investment firm concurrently received $70,000 cash consideration for consulting services.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. The bulk of the shares being registered under this filing relates to stockholders who hold convertible notes and by employees and consultants who have received shares as compensation for services rendered.

     To the extent all the warrants are exercised, we will receive approximately $8.8 million dollars from such exercise which we intend to use for general corporate purposes.


                              PLAN OF DISTRIBUTION

     We are registering the common stock, including the common stock underlying convertible debentures and the warrants on behalf of the selling stockholders.

The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

     -    in the over-the-counter market;

     - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     -    in connection with short sales of the shares;

     -    by pledge to secure or in payment of debt and other obligations;

     - through the writing of options, whether the options are listed on an options exchange or otherwise;

     - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     -    through a combination of any of the above transactions.

     The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to the purchasers or through underwriters, broker- dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     We entered into registration rights agreements for the benefit of certain of the selling stockholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholders incident to the registration of the offering and sale of the common stock.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchase shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on items constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                           DESCRIPTION OF SECURITIES

     Our authorized capital consists of 25,000,000 shares of common stock $0.001 par value, of which 19,517,410 shares were outstanding as of January 26, 2005. In addition, we are authorized to issue 850,000 shares and 150,000 shares of our Series A Convertible Preferred Stock ("Series A Preferred") and Series B Convertible Preferred Stock ("Series B Preferred") respectively. As of January 26, 2005, there were 67,000 shares of our Series A Preferred outstanding and 115,006.84 shares of our Series B Preferred Stock outstanding.

     Set forth below is a summary description of certain provisions relating to our capital stock contained in and qualified in its entirety by our Articles of Incorporation and by-laws and under the Nevada Revised Statutes.

Common Stock

     Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders. Our Articles of Incorporation do not contain any special voting provisions, and no corporate action requires a greater than majority vote of stockholders. Cumulative voting is not permitted in the election of directors.

     The holders of common stock are entitled to receive such dividends, if any, as may he declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

     The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Series A Preferred

     The board of directors has designated and authorized the issuance of 850,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") of which 67,000 shares are outstanding.

Conversion

     Each share of Series A Preferred shall be automatically converted into 30 shares of our common stock upon the filing of an amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue.

Voting Rights

     Series A Preferred shares shall vote together with all other classes on all actions to be taken by our stockholders. Each share of Series A Preferred shall entitle the holder to such number of votes as shall equal the number of shares of common stock into which each share of Series A Preferred is then convertible.

Liquidation

        Upon any liquidation or dissolution, Holders of Series A Preferred shall be entitled to receive $2 per share plus an amount equal to all dividends accrued but unpaid.

Series B Preferred

     The board of directors has designated and authorized the issuance of 150,000 shares of Series B Convertible Preferred Stock ("Series B Preferred") of which 115,000.84 shares are outstanding.

Conversion

     Each share of Series B Preferred shall be automatically converted into 750 shares of our common stock upon the filing of an amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue sufficient to convert the then outstanding Series B Preferred shares.

Voting Rights

     At a meeting of our stockholders, each share of common stock shall have one vote per share and shares of our Series B Preferred 750 votes per share. Each share of Series B Preferred when voting as a class shall be entitled to one vote per share.

Rank

     Series  B  Preferred  shares  shall  rank  junior  to  shares  of  Series A
Preferred.

                                   MANAGEMENT

Directors and Officers

     Our directors and executive officers are as follows:


        Name                            Age                     Position
        ----                            ---                     ---------

Matthew L. Harriton                     40              Chairman of the Board of Directors,
                                                        President and Chief Executive Officer
Karen Nazzareno                         47              Chief Financial Officer
Richard Selinfreund                     47              Director
Geoffrey Donaldson                      61              Director
Gene E. Burelson                        64              Director
Wayne M. Celia                          50              Director
Joel S. Kanter                          48              Director
Arlen Reynolds                          63              Director


     Matthew L. Harriton became our Chairman of the Board of Directors, Chief Executive Officer and President in May 2004. He has served as Chief Executive Officer of HDSI since October 1996, and also serves as Chief Executive Officer,

Chief Financial Officer and Director of Embryo Development Corporation, a company formerly involved in the medical device development industry, since January 1996. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities
Corporation, Coopers & Lybrand, and The First Boston Corporation. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

     Karen Nazzareno became our Chief Financial Officer in May, 2004. She has served as Chief Financial Officer of HDSI since January 1999 and Controller since October 1996. Prior to joining HDSI Ms. Nazzareno's professional experience included positions as Assistant Controller at Fischbach Corporation, and audit supervisor at Holtz Rubenstein, a public accounting firm. She is a graduate of Dowling College and a licensed CPA in the State of New York.

     Richard Selinfreund became a Director in October 2004. From May 1997 to the present, he has been president and Chief Technology Officer of Verification Technology, Inc., a biotech company specializing in developing brand equity protection technology; specifically, technology to detect counterfeiting/adulteration of pharmaceuticals, beverages and CDs. From August 1994 to May 1997, he was president of Lion Laboratories Inc., a testing laboratory for consumer products. From September 1993 to June 1994, he was a research scientist with the department of pharmacology of Yale University school of medicine.

     Gene E. Burelson became a director in December 2004. From June 2002 to the present he has been a private investor in healthcare companies. From January 2000 to June 2002, he served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long term health care facilities. From October 1989 to November 1997 he served as Chairman of the Board of GranCare Inc., and from December 1990 to February 1997, its President and CEO. Mr. Burelson is involved with several private health care companies as an investor and member of the board of directors.

     Wayne M. Celia became a director in December 2004. He has been President of Dicon Technologies, a wholly-owned subsidiary of Berkshire Hathaway, Inc. since 1997. From 1975 until 1997, Mr. Celia founded Dicon Inc., WP Industries, TekPak Inc. and Dicon Systems Inc., all of which have been acquired by Berkshire Hathaway.

     Joel S. Kanter became a director in December 2004. Since July 1986, he has served as President of Windy City Inc., a privately held investment firm. Mr. Kanter has also been President of Chicago Advisory Group Inc., a privately held equity financing and consulting company. Since its inception in November 1999, Mr. Kanter serves on the boards of directors of several public companies as well as a number of private concerns.

     Arlen Reynolds became a director in December 2004. He is currently and has been since 1997, a private investor and strategic advisor to healthcare companies. From 1995 to 1997, Mr. Reynolds was President of TeamCare, Inc., an institutional pharmacy company. From 1972 to 1995, he served as CEO of, among others, Brookwood Medical Center in Birmingham, Alabama and Park Plaza Hospital in Houston, Texas. Mr. Reynolds serves on the boards of several private companies and not-for-profit charitable organizations.

     Geoffrey Donaldson became a Director in December 2004. He is currently and has been since January 2000 Chief Operating Officer of HDSI. He is also Chief Executive Officer of Sea Change Group, LLC, a consulting firm which provides capitalization and management skills to start-up companies. Prior to that, Mr.

Donaldson was President of the Revlon Department Store Group and Chief Executive Officer of Asian American Partners. He is a graduate of L.I. University and has performed graduate work at both Harvard Business School and Wharton School Of Business, University of Pennsylvania.

Summary Compensation

     The following table sets forth, for our last three fiscal years, all compensation awarded to, earned by or paid to all persons serving as our chief executive officer ("CEO") or interim CEO in fiscal 2004 and the most highly compensated executives officer of our other than the CEO or interim CEO whose salary and bonus payments exceeded $100,000 in fiscal 2004. Summary Compensation Table

     The following table sets forth, for our last three fiscal years, all compensation awarded to, earned by or paid to all persons serving as our chief executive officer ("CEO") or interim CEO in fiscal 2004 and the most highly compensated executives officer of our other than the CEO or interim CEO whose salary and bonus payments exceeded $100,000 in fiscal 2004.


-------------------------------------------------------------------------------------------------------------------------------
                                                                                           Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                       Awards                          Payouts
-------------------------------------------------------------------------------------------------------------------------------
                                                    Other       Restricted    Securities
Name and                                            Annual      Stock         Underlying       LTIP            All Other
Principal                        Salary   Bonus     Compen-     Award(s)      Options/         Payouts         Compensation
Position            Year         ($)       ($)      sation)       ($)         SARS(#)           ($)               ($)
-------------------------------------------------------------------------------------------------------------------------------
Santo               2004         12,750     -0-       *           -0-         1,275,000         -0-                -0-
Petrocelli,    ----------------------------------------------------------------------------------------------------------------
Sr., Chairman       2003          4,500     -0-       *           -0-            -0-            -0-                -0-
of the Board,   ---------------------------------------------------------------------------------------------------------------
and former          2002          3,300     -0-       *           -0-            -0-            -0-                -0-
President and
CEO (1)
-------------------------------------------------------------------------------------------------------------------------------
Jeffrey L.          2004           -0-      -0-       *           -0-           500,000         -0-                -0-
Powell, former ----------------------------------------------------------------------------------------------------------------
President,          2003         57,000     -0-       *           -0-            -0-            -0-                -0-
CEO and        ----------------------------------------------------------------------------------------------------------------
Director (2)        2002           -0-      -0-     108,500       -0-            -0-            -0-                -0-

-------------------------------------------------------------------------------------------------------------------------------
Michael J.         2004            -0-      -0-       *           -0-           500,000         -0-                -0-
Caputo,        ----------------------------------------------------------------------------------------------------------------
President,         2003         135,000     -0-       *           -0-            -0-            -0-                -0-
Principal      ----------------------------------------------------------------------------------------------------------------
Executive and      2002         135,000     -0-       *           -0-            -0-            -0-                -0-
Financial
Officer (3)
-------------------------------------------------------------------------------------------------------------------------------
Ronald             2004            -0-      -0-     300,000       -0-         1,000,000         -0-                -0-
Kuzon         -----------------------------------------------------------------------------------------------------------------
Treasurer (4)      2003            -0-      -0-       *           -0-            -0-            -0-                -0-
-------------------------------------------------------------------------------------------------------------------------------
                   2002            -0-      -0-       *           -0-            -0-            -0-                -0-
-------

* Less than $50,000

(1) Mr. Petrocelli was succeeded by Jeffrey L. Powell as President and CEO, effective July 10, 2002. Mr. Petrocelli was compensated through Petrocelli Industries, Inc. Payments to this company may be referred to as "management fees" and "consulting fees" in the Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003 and other reports filed by us with the SEC. In March 2002, we issued to Mr. Petrocelli a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share. In addition, on December 11, 2003, Petrocelli Industries was issued a warrant exercisable for 275,000 shares of common stock at an exercise price of $.05 per share.

(2) Succeeded by Michael J. Caputo as President and Principal Executive Officer (interim), effective October 25, 2002. Mr. Powell served as our President, CEO and Director from July 10, 2002 to October 25, 2002. In fiscal 2002 and prior to his election as President, CEO and Director in fiscal 2003, Mr. Powell served as our consultant. Mr. Powell received a total of $108,500 in compensation for his consulting services in fiscal 2002. In addition, on December 11, 2003, we issued to Mr. Powell a warrant exercisable for 500,000 shares of common stock at an exercise price of $.05 per share.

(3) In fiscal 2003, Mr. Caputo served as Chief Operating Officer until October 25, 2002, and as interim President, Principal Executive and Financial Officer from October 25, 2002 to April 29, 2003. On June 25, 2003, we engaged Mr. Caputo, on a limited basis, to serve as interim President, Principal Executive and Financial Officer. Mr. Caputo's engagement terminated on May 25, 2004. In December 2002, Nesco issued to Mr. Caputo a warrant exercisable for 500,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share.

(4) In fiscal 2004, Mr. Kuzon, a former consultant served as interim Treasurer from February 26th until May 25th, 2004. In March 2002, Nesco issued to Mr. Kuzon a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share and in March 2004 this warrant was exercised in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock purchased over the exercise price ($.05) was used to pay for the shares in the aggregate of 142,858 shares.

     Except as set forth above, no other options or warrants have been issued to our officers and directors named in the above summary compensation table during the last three fiscal years.

Options/SAR Grants in Last Fiscal Year

     Our 1999 Stock Option Plan ("1999 Plan") provides that key employees are eligible to receive incentive stock options or non-qualified and that directors and advisors shall be eligible to receive non- qualified options. Under the 1999 Plan, management may grant options to purchase up to a total of 1,000,000 shares of common stock. As of April 30, 2004 and 2003, there were 850,000 and 780,000 options available for future grants, respectively. For options granted to greater than 10% stockholders, the exercise price of the options must be fixed at not less than 110% of the fair market value on the date of grant. The maximum term of these options may not exceed five years from the date of grant.

     During fiscal 2004 the following option grants were made to the named executive officers:

                                          % of Total
                                          Options
                           Number of      Granted                                         Hypothetical
                           Options        Officers/Employees    Exercise    Expiration    Value at
Name                       Granted        in Fiscal Year        Price(1)       Date       Grant Date

Santo Petrocelli Sr.      1,000,000            22.2%              $.05        3/13/07      $346,995
                            275,000             6.1%               .05       12/11/07        96,067
Jeffrey L. Powell           500,000            11.1%               .05       12/11/07       174,667
Michael J. Caputo           500,000            11.1%               .05       12/26/07       173,497
Ronald Kuzon              1,000,000            22.2%               .05        3/13/07       346,995

     (1) The market price underlying all of these options at the time of repricing was $.35. See repricing report.

     The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: no dividend yield, expected volatility of 249%, risk free interest rate of .95% and expected lives of 3 to 5 years. The fair value per warrant was estimated at approximately $0.35 on the date of the issuance of the warrants granted in the fiscal year 2004 and on the repriced warrants .The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock- Based Compensation." It should be noted that this model is only one method of valuing options, and our company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value

     Information relating to the number and value of options exercised during the year and held at year end by such officers is set forth in the following table:


                                                           Number of Securities         Value of Unexercised
                                                          Underlying Unexercised      In-the -Money Options/SAR
                                                          Options/SAR at 4/30/04                 at
                                                                  (#)(1)                    4/3/04 ($)(2)
                                                       -------------------------    ----------------------------
                      Shares Acquired      Value
        Name          on Exercise (#)   Realized ($)   Exercisable  Unexercisable    Exercisable   Unexercisable
        ----          ----------------  ------------   -----------  -------------    -----------   -------------
Santo Petrocelli, Sr        -0-             -0-         1,425,000          -0-          $ 127,500       -0-
Jeffrey L. Powell           -0-             -0-           500,000          -0-             50,000       -0-
Michael J. Caputo           -0-             -0-           500,000          -0-             50,000       -0-
Ronald Kuzon (3)         1,000,000        300,000             -0-          -0-                -0-       -0-

(1) Shares of common stock.
(2) Based on the high "bid" price of shares quoted on April 30, 2004.
(3) Upon cashless exercise, Mr. Kuzon actually received 857,142 shares.

Long-Term Incentive Plans

Not Applicable.

Compensation of Directors

     During the fiscal year ended April 30, 2004, no director received any compensation for services provided in such capacity. Directors are reimbursed for any expenses incurred by them in connection with their activities on our behalf.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     At April 30, 2004, we had no employment contracts or compensatory plans or arrangements. However, in May 2004 in connection with our acquisition of HDSI we entered into an employment agreement with Mr. Matthew Harriton for a term of three years with an automatic one year extension. The agreement provides for an annual base salary of $120,000 with annual increases of 10%. The agreement also provides for an annual performance bonus based on an annual operating profit in excess of $500,000. The agreement provides for certain payments in the event of death, disability or change in control. In addition, the officer was granted nonqualified options, effective the date of the closing of the share exchange agreement, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee. The options are exercisable at the "Applicable Trading Price" in the Share Exchange Agreement which is the lesser of (i) the average closing bid price per share of our common stock for 30 consecutive trading days prior to the closing date and (ii) the average closing bid price per share of our common stock for 30 consecutive trading days commencing on the 31st day following the effective date of the Reverse Split as defined in the share exchange agreement; provided however, the exercise price shall be the price determined under (i) at any time prior to the Reverse Split. The average bid closing price for 30 consecutive trading days prior to the closing was $.15. On December 3, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. The annual performance bonus was eliminated and bonuses now are to be paid at the discretion of the Board of Directors. The agreement was also extended to December 31, 2009. All other terms remained the same as in the original agreement.

Report on Repricing of Options/SARS

     In December 2003, we repriced 3,440,000 outstanding warrants, of which 3,400,000 were granted to officers, employees and consultants, with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an incentive to these individuals to engage in transactions on our behalf. The following table sets forth certain information concerning the repricing of options to the named executive officers within the previous ten years.


                                                          Ten-Year Options Repricings

                                                                                                          Length of Original
                                                            Market Price of    Exercise Price             Option Term
                                    Number of Securities    Stock at Time      at Time of New             Remaining at Date
                                    Underlying              of Repricing       Repricing or    Exercise   of Repricing or
Name                      Date      Repriced or Awarded     or Amendment       Amendment       Price      Amendment (Yrs.)
----                      ----      --------------------    -----------------  --------------  ---------  --------------------
Ronald Kuzon (1)         12/11/03        1,000,000                $.35              $.55          $.05            3.25
Santo Petrocelli, Sr.    12/11/03        1,000,000                $.35              $.55          $.05            3.25
Michael Caputo           12/11/03          500,000                $.35              $.55          $.05            4.00

(1) These options were exercised by Mr. Kuzon in March 2004.

                                    EXPERTS

     The financial statements of the Company reflect the historical results of the predecessor entity, HDSI, prior to May 25, 2004 and the consolidated results of operations of the Company subsequent to the acquisition date of May 25, 2004. The financial statements of HDSI for the year ended April 30, 2004 and for the year ended April 30, 2003 have been audited by Rothstein Kass & Company, P.C. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at l-800-SEC- 0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                             FINANCIAL INFORMATION

                             NESCO INDUSTRIES, INC.


                   For the Six Months Ended October 31, 2004
                                  (Unaudited)


Consolidated Balance sheet....................................    F- 1- F-2

Consolidated Statements of operations.........................    F -3

Consolidated Statements of cash flows.........................    F-4- F-5

Notes to consolidated financial statements....................    F- 6- F-12





             For the Years Ended April 30, 2004 and April 30, 2003*

Independent Auditors' Report..................................    F-13

Consolidated Balance sheets...................................    F-14-F-15

Consolidated Statements of operations.........................    F-16

Consolidated Statements of Stockholders' Deficit..............    F-17

Consolidated Statements of cash flows.........................    F-18

Notes to consolidated financial statements....................    F-19-F-33


* Historical results of the predecessor entity HDSI.

Item 1. Financial Statements

NESCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------------------------------------------
                                                                                                    October 31,
                                                                                                       2004
                                                                                                    (unaudited)

--------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
Cash                                                                                            $         513,738
Accounts receivable                                                                                        83,018
Inventories                                                                                                91,333
Prepaid expenses and other current assets                                                                 117,730
                                                                                                ------------------

Total current assets                                                                                      805,819
                                                                                                ------------------

Property and equipment, net of accumulated depreciation of $1,584,410                                     496,265
                                                                                                ------------------

Other assets
Purchased technology, net of accumulated amortization of $768,698                                          28,470
Deferred financing costs                                                                                  542,402
Stock issuance costs                                                                                      712,500
Investments                                                                                                 6,000
Other                                                                                                      16,491
                                                                                                ------------------

Total other assets                                                                                      1,305,863
                                                                                                ------------------

                                                                                                $       2,607,947
                                                                                                =================

LIABILITIES AND STOCKHOLDERS'  DEFICIT

Current liabilities
Interest payable, convertible debentures                                                        $          42,667
Customer deposits                                                                                         839,653
Accounts payable and accrued expenses                                                                     265,997
Due to affiliate                                                                                           74,710
                                                                                                ------------------

Total current liabilities                                                                               1,223,027
                                                                                                ------------------

Long-term liabilities
Note and interest payable                                                                                 621,339
Deferred sublease income                                                                                  140,400
Convertible debentures and interest payable, related party, net of debt discount of $870,818              625,039
Convertible debentures and interest payable, other, net of debt discount of $2,173,117                    878,310
Convertible debentures and interest payable, officers, net of debt discount of $66,821                    764,382
                                                                                                ------------------

Total long-term liabilities                                                                             3,029,470
                                                                                                ------------------


                                      F-1

NESCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET (CONTINUED)

--------------------------------------------------------------------------------------------------------------------
                                                                                                    October 31,
                                                                                                       2004
                                                                                                    (unaudited)

--------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' deficit
Series A convertible preferred stock, $.001 par value, authorized
850,000 shares, 79,500  issued and outstanding                                                                 79
Series B convertible preferred stock, $.001 par value, authorized
150,000 shares, 113,118 issued and outstanding                                                                113
Common stock, $.001 par value, authorized 25,000,000 shares,
19,127,105  issued and outstanding                                                                         19,127
Additional paid-in-capital                                                                             14,046,854
Accumulated other comprehensive loss                                                                      (69,000)
Accumulated deficit                                                                                   (15,641,723)
                                                                                                ------------------

Total stockholders' deficit                                                                            (1,644,550)
                                                                                                ------------------

                                                                                                $       2,607,947
                                                                                                =================



NESCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                              Six Months Ended October 31,         Three Months Ended October 31,
                                                              ----------------------------         ------------------------------
                                                                   2004              2004              2003               2003
                                                               (unaudited)       (unaudited)       (unaudited)        (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                                   $       332,086     $      396,713   $       143,972    $        304,207

Cost of revenues                                                   421,413            447,328           210,947             244,801
                                                           -------------------------------------------------------------------------

Gross margin                                                       (89,327)           (50,615)          (66,975)             59,406
                                                           -------------------------------------------------------------------------

Operating expenses
General and administrative                                         656,509            343,598           424,606             188,253
Amortization and other expenses                                    107,435             58,289            76,325              29,139
                                                           -------------------------------------------------------------------------
                                                                         -
                                                                   763,944            401,887           500,931             217,392
                                                           -------------------------------------------------------------------------

Loss from operations                                              (853,271)          (452,502)         (567,906)           (157,986)
                                                           -------------------------------------------------------------------------

Other income (expenses)
Sublease income                                                     23,400                  -            11,700                   -
Amortization of debt discount                                     (900,743)          (158,526)         (636,075)            (96,053)
Non-cash stock compensation                                     (2,892,608)                 -                 -                   -
Interest expense                                                  (103,767)           (72,238)          (65,790)            (37,971)
Interest expense, related parties                                  (80,743)           (50,140)          (42,572)            (23,379)
Amortization of financing costs                                   (149,121)                 -          (116,816)                  -
                                                           -------------------------------------------------------------------------

                                                                (4,103,582)          (280,904)         (849,553)           (157,403)
                                                           -------------------------------------------------------------------------

Net loss                                                   $    (4,956,853)    $     (733,406)$      (1,417,459)   $       (315,389)
                                                           =========================================================================

Weighted average common shares outstanding
Basic and diluted                                              102,612,104         58,884,741       110,289,021          58,884,741
                                                           -------------------------------------------------------------------------

Loss per common share
Basic and diluted                                          $         (0.05)    $        (0.01)$           (0.01)   $          (0.01)
                                                           =========================================================================

NESCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------------------------------------
                                                                                Six Months Ended October 31,
                                                                                ----------------------------
                                                                                  2004                  2003
                                                                              (unaudited)           (unaudited)
--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net loss                                                                  $      (4,956,853)    $        (733,406)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Non-cash stock compensation                                                       2,892,608                     -
Depreciation and amortization                                                       139,664               171,474
Amortization of debt discount                                                       900,743               158,526
Amortization of financing costs                                                     149,121                     -
Gain on sale of equipment                                                                 -                  (950)
Changes in operating assets and liabilities:
Accounts receivable                                                                  (9,326)              (33,948)
Inventories                                                                          (2,995)              (62,623)
Prepaid expenses and other assets                                                   (59,711)               (4,247)
Other assets                                                                         (6,585)               (2,093)
Customer deposits                                                                    (8,000)              320,500
Accounts payable and accrued expenses                                              (190,485)              (25,262)
   Deferred sublease income                                                         (23,400)                    -
Due to affiliates                                                                  (153,968)               50,156
Interest payable                                                                     98,618               107,378
                                                                          ----------------------------------------

Net cash used in operating activities                                            (1,230,569)              (54,495)
                                                                          ----------------------------------------

Cash flows from investing activities
Net cash acquired from merger                                                       86,183                     -
Purchase of equipment                                                               (3,948)                    -
Proceeds from sale of equipment                                                          -                 2,000
                                                                          ----------------------------------------
Net cash provided by investing activities                                           82,235                 2,000
                                                                          ----------------------------------------

Cash flows from financing activities
Proceeds from issuance of convertible debentures, other                          2,008,620                     -
Proceeds from issuance of convertible debentures, related party                          -               198,000
Payments on notes payable                                                         (238,000)             (180,140)
Payments of stock issuance costs                                                   (87,500)                    -
Proceeds from loan from officer                                                          -                55,000
Payments on loan from officer                                                       (7,000)                    -
Payments to affiliate                                                              (14,876)              (50,138)
                                                                          ----------------------------------------

Net cash provided by financing activities                                        1,661,244                22,722
                                                                          ----------------------------------------

Net increase (decrease) in cash                                                    512,910               (29,773)
Cash
Beginning of period                                                                    828                44,854
                                                                          ----------------------------------------

End of period                                                             $         513,738     $          15,081
                                                                          ========================================
Supplemental disclosure of cash flow information,
 cash paid during the period for interest                                 $          86,748     $          18,227
                                                                          ========================================

NESCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------------------------------------
                                                                               Six Months Ended October 31,
                                                                                2004                  2003
                                                                             (unaudited)           (unaudited)
--------------------------------------------------------------------------------------------------------------------
Supplemental disclosure of non-cash investing and financing, activities:

Stock issued in connection with Equity Distribution Agreement             $         625,000     $          -
                                                                          =====================================


Fair value of warrants issued to brokers                                  $         405,143     $          -
                                                                          =====================================


Debt discount related to convertible debentures                           $       3,971,073     $          -
                                                                          =====================================

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Basis of Presentation

Organization

NESCO Industries, Inc. (hereinafter referred to as "OLDCO"), a Nevada publicly traded corporation, prior to ceasing business operations and becoming inactive in May 2003, was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, OLDCO consolidated the operations of its various subsidiaries, through which it provided services, into a single environmental services operating unit organized under the banner of its wholly-owned subsidiary National Abatement Corporation. Prior to consolidation, OLDCO operated through its wholly-owned subsidiaries, National Abatement Corporation ("NAC"), NAC/Indoor Air Professionals, Inc. ("IAP") and NAC Environmental Services, Inc. ("NACE").

On April 29, 2004, OLDCO entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDS"), a Delaware privately held corporation, whereby HDS became a majority-owned subsidiary of OLDCO and the holders of HDS common stock and debt acquired a majority interest of OLDCO. This exchange (the "Share Exchange") was completed on May 25, 2004. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS, which was treated as the accounting acquirer. The acquired assets and assumed liabilities of OLDCO were carried forward at their historical values which approximates fair value (with the exception of deferred liabilities for which there was no legal continuing obligation, which were not recorded). HDS's historical financial statements were carried forward as those of the combined entity (hereinafter referred to as "NEWCO" or the "Company"). HDS is engaged in the manufacture, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel which is used in various medical and cosmetic consumer products.

NEWCO's fiscal year ends on April 30 and, therefore, references to fiscal 2005 and fiscal 2004 refer to the fiscal years ending April 30, 2005 and April 30, 2004, respectively.

The accompanying condensed consolidated financial statements of the Company reflect the historical results of the predecessor entity, HDS, prior to May 25, 2004 and the consolidated results of operations of NEWCO subsequent to the acquisition date of May 25, 2004.

The common stock and per share information in the consolidated financial information and related notes have been retroactively adjusted to give effect to the reverse acquisition on May 25, 2004.

The accompanying interim consolidated financial statements and the accompanying notes included herein have been prepared by the Company without audit, in accordance with the instructions for Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and therefore do not include all information and notes normally provided in the annual financial statements and should be read in conjunction with the audited financial statements and the notes thereto of HDS and Nesco Industries, Inc. for the year ended April 30, 2004. Included in the Form 8-K/A of Nesco Industries, Inc., as filed on August 9, 2004 with the SEC, is HDS's audited financial statements for the year ended April 30, 2004. The Form 10-KSB of Nesco Industries, Inc., as filed on September 16, 2004 with the SEC, sets forth Nesco Industries, Inc.'s audited financial statements for the year ended April 30, 2004. These statements reflect all adjustments which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair statement of the results for the six and three month periods ended October 31, 2004 and 2003. The results of of operations for the six month periods ended October 31, 2004 and 2003 are not necessarily indicative of the results for the full year.

Principles of Consolidation

The accompanying  financial  statements  include the accounts of the Company and
its  wholly-owned   subsidiaries  on  a  consolidated   basis.  All  significant
intercompany accounts and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Acquisition

On May 25, 2004, HDS consummated the Share Exchange with OLDCO whereby HDS became a majority-owned subsidiary of OLDCO, and the holders of HDS common stock and debt acquired a majority interest of NEWCO. Because the former HDS stockholders own a majority of the common stock, HDS is considered to be the accounting acquirer in the transaction. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS.

NEWCO had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the exchange agreement. However, because NEWCO did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock instead of common stock. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which NEWCO is authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of NEWCO common stock. On November 16, 2004 NEWCO filed an information statement with the Securities and Exchange Commission ("SEC"), and is currently awaiting any comments from the SEC. Upon completion of this process, the Company will file the Certificate of Amendment and issue the common stock.

At the time of the transaction, HDS common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of NEWCO Preferred B Stock, which will be converted into 29,165,250 shares of NEWCO common stock (a ratio of approximately 9 NEWCO shares for 1 share of HDS stock). The HDS preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of NEWCO Preferred B Stock, which will be converted into 10,650,750 shares of NEWCO common stock (a ratio of approximately 36 NEWCO shares for 1 share of HDS stock). Approximately 94% of the common and 88% of the preferred shareholders have exchanged their shares as of October 31, 2004 which has resulted in approximately 51.1% of NEWCO's voting securities outstanding at the time of the exchange owned by HDS stockholders. The Company anticipates that the remaining shareholders will exchange their shares in the near future, which will result in 55.3% of NEWCO's voting securities outstanding at the time of the exchange being owned by HDS stockholders. Upon completion of this exchange, HDS common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of NEWCO Preferred B Stock, which will be converted into 40,075,167 shares of NEWCO common stock (a ratio of approximately 9 NEWCO shares for 1 share of HDS stock). The HDS preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of NEWCO Preferred B Stock which will be converted into 18,809,574 shares of NEWCO common stock (a ratio of approximately 36 NEWCO shares for 1 share of HDS stock). The HDS stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

In addition, OLDCO was required to convert its outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of $952,501 agreed to exchange the debt for an aggregate of 20,000 shares of OLDCO's Series B Preferred Stock, which is convertible into 15,000,000 shares of NEWCO's common stock. OLDCO was also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. Certain holders of these special warrants were granted shares of NEWCO common stock in the exchange as part of the common advisor shares issued. OLDCO's Series A Preferred shareholders also agreed, that upon completion of the exchange agreement, they would convert their shares to NEWCO's common stock and that NEWCO would have no further obligations with respect to these preferred shares including payment of any prior preferred share dividends. In addition, OLDCO was required to retain net cash of approximately $350,000 as part of the terms of the agreement, of which approximately $208,500 was paid as a bridge loan to HDS prior to April 30, 2004. This bridge loan was applied to the net cash obligation of OLDCO which was satisfied at the closing.

Concurrent with the exchange, OLDCO Series A Preferred shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of NEWCO Preferred B Stock, which will be converted into 15,375,000 shares of NEWCO common stock (a ratio of approximately 30 NEWCO common shares for 1 share of Series A preferred stock). As of October 31, 2004, 433,000 shares of Series A Preferred shares have been exchanged for 17,320 shares of Series B Preferred shares. The Company anticipates that the majority of the remaining Series A shareholders will exchange their shares in the near future.

As part of this transaction, OLDCO conditionally transferred its three wholly owned subsidiaries, NAC, IAP and NACE, to a consultant and interim officer of OLDCO who resigned his position as officer at the time of the transfer. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify NEWCO against any claims and, in exchange therefore, received 3,000,000 shares of common stock of OLDCO and certain related registration rights. As additional consideration for the indemnification by the transferee, NEWCO agreed that if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000, then the Company will repurchase from the transferee 2,400,000 of the common shares at that amount upon written notice from the transferee requesting such.

In connection with the share exchange agreement, NEWCO also issued an aggregate of 6,500,000 common shares (with a fair value of $975,000) to an advisor, a limited liability corporation owned by an affiliate of an interim officer and consultant, for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants of OLDCO. NEWCO also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash received from the OLDCO acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the quarter ended July 31, 2004.

Prior to the transaction, the OLDCO had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that NEWCO increases the number of common shares it is authorized to issue, NEWCO will have approximately 106,387,000 shares outstanding as of the exchange date.

In addition to the exchange of shares, all outstanding options/warrants of HDS were exchanged for NEWCO options/warrants based on the same ratios as the stock exchange. This resulted in the issuance of approximately 25,137,000 options/warrants. These options/warrants are currently exercisable at prices that range between $.08 -$.39 and expire between one and eight years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDS options/warrants as a result of the exchange.

The HDS debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of NEWCO Common Stock at an exercise price of $.15 for a term of five years for each dollar of HDS debt, for an aggregate of the issuance of 2,736,212 warrants. The total HDS term debt of $2,736,212 was also exchanged for NEWCO convertible debt and the holders may convert this debt to approximately 28,551,000 shares of NEWCO common stock. Approximately $156,000 of the total debt exchanged was attributed to the fair value of the warrants and $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of $877,000 was recorded as long-term debt. For the six months ended October 31, 2004 the amortization of debt discount approximated $505,000.

Prior to the transaction, OLDCO had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above, NEWCO had approximately 31,483,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.

The following supplemental pro forma information is presented to illustrate the effects of the acquisition of HDS on the historical operating results for the six and three months ended October 31, 2004 and 2003 as if the acquisition had occurred at the beginning of the respective period:

                                          Six Months Ended                  Three Months Ended
                                          ----------------                  ------------------
                                            October, 31                       October, 31
                                            -----------                       -----------
                                      2004              2003              2004             2003
                                      ----              ----              ----             ----
      Revenues                   $      332,086   $      396,713    $      143,972    $      304,207
      Net loss                   $   (5,051,311)  $   (4,431,462)   $   (1,417,459)   $     (689,837)
      Net loss per share         $        (0.05)  $        (0.04)   $        (0.01)   $        (0.01)

The above unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the condensed consolidated results of operations that actually would have been realized had HDS and OLDCO been a combined company during the specified periods.

Included in the proforma information for the six months ended October 31, 2004 and 2003 net loss is a one-time charge for warrant revaluation of approximately $1,794,000.

Note 3.  Liquidity and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

At October 31, 2004, the Company had an accumulated deficit of approximately $15,642,000, a working capital deficit of approximately $417,000 and incurred a net loss of approximately $4,957,000 for the six months then ended. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent on the Company's ability to obtain financing on an as needed basis. The Company has obtained additional financing as described in Note 4 and has completed an acquisition as described in Note 2. In addition, the Company has additional financing available as described in Note 5. However, the Company's financial condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 4.  Long-Term Debt

HDS Debt Conversion

Concurrent with the May 25, 2004 Share Exchange, HDS liabilities consisting of convertible debentures due to a related party ($1,308,000), convertible debentures due to third parties ($625,000), an amount due to an officer ($258,000), and accrued payroll ($544,000) were exchanged for NEWCO convertible 8% debentures which mature, with interest, on December 31, 2005. Accrued interest as of October 31, 2004 related to these debentures was approximately $347,000.

Bridge Loans

In June 2004 the Company borrowed $100,000 under bridge loans bearing interest at 8%. The lenders were also granted warrants to acquire 666,667 common shares at $.15 per share. These loans were converted into convertible debentures in connection with the July 2004 investment banking agreement. The fair value of these warrants of approximately $40,000 was charged to debt discount in the quarter ended July 31, 2004.

Investment Banking Agreement

On July 1, 2004, the Company entered into an investment banking agreement with a third party for the sale of up to $3,000,000 principal amount of the Company's 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi-annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of the Company's common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, the Company received $2,295,000 in gross proceeds in connection with this agreement and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement the Company has agreed to undertake to register the common stock issuable upon the conversion of the notes and the exercise of the warrants. Approximately $1,108,000 of the proceeds as of October 31, 2004 was attributed to the fair value of the warrants and $1,004,000 to the intrinsic value of the beneficial conversion feature of the convertible debt. These amounts were recorded as equity components. The remaining balance of $183,000 was recorded as long-term debt. For the six months ended October 31, 2004 the amortization of debt discount was approximately $355,000. Interest expense for the six months ended October 31, 2004 was approximately $43,000.

Financing fees in connection with this agreement approximated $286,000 at October 31, 2004 which are being amortized over the term of the convertible notes. For the six months ended October 31, 2004, the amortization of financing costs approximated $52,000.

In connection with this agreement, the Company issued the broker warrants to acquire 5,052,600 shares of NEWCO common stock at an exercise price of $.15 per share. The fair value of the warrants ($405,000) will be charged to operations over the life of the underlying debt. For the six months ended October 31, 2004, approximately $96,000 was charged to operations as financing costs for these warrants.

Note 5.  Standby Equity Distribution Agreement

On August 23, 2004, the Company entered into a Standby Equity Distribution Agreement with an investment firm. Under the terms of the agreement, the investment firm has committed to purchase up to $10,000,000 of the Company's common stock at a purchase price equal to 98% of the market price at the time of purchase. The investment firm is entitled to a 5% commission per transaction. The equity line can be drawn down upon a registration statement covering the shares being declared effective by the SEC. As of October 31, 2004, a registration statement has not been filed. As consideration for entering into this agreement, the Company granted the investment firm 3,333.33 shares of Series B Preferred shares (convertible into 2,500,000 common shares) and $70,000 cash. The fair value of the shares ($625,000) as well as $17,500 in fees associated with this agreement were recorded on the balance sheet as stock issuance costs in the quarter ended October 31, 2004.

Note 6.  Commitments and Contingencies

Employment Agreement

On May 19, 2004, the Company entered into a three-year employment agreement with an officer. The agreement provides for annual compensation of $120,000 with a 10% increase each year on December 31 during the term of the agreement and bonuses based on the Company's annual operating profit as defined in the agreement. In addition, the officer was granted nonqualified options, effective the date of the closing of the Share Exchange, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee of the Company. The options are exercisable at the "Applicable Trading Price" in the Share Exchange which is the lesser of (i) the average closing bid price per share of the Company's common stock for 30 consecutive trading days prior to the closing date and (ii) the average closing bid price per share of the Company's common stock for 30 consecutive trading days commencing on the 31st day following the effective date of the reverse split as defined in the share exchange agreement; provided however, the exercise price shall be the price determined under (i) at any time prior to the reverse split. The average bid closing price for the 30 consecutive trading days prior to the closing was $.15.

On December 3, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. Bonuses are to be paid as determined by the Board of Directors. The agreement was also extended to December 31, 2009. All other terms remained the same as defined in the original agreement.

Consulting Agreements

On May 25, 2004, the Company entered into a two-year consulting agreement with an affiliate of an interim officer and consultant of OLDCO which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the 2,000,000 shares of common stock ($300,000) was charged to operations in the quarter ended July 31, 2004. As of October 31, 2004, the Company has prepaid approximately $60,000 in consulting fees associated with this agreement.

On May 25, 2004, the Company entered into a one-year advisory services agreement which provided for the issuance of 681,667 shares of common stock and a minimum monthly consulting fee of $6,250 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the shares ($102,250) was charged to operations in the quarter ended July 31, 2004. This expense is included in current liabilities as these shares have not been issued at October 31, 2004.

Litigation

Except for the claims against former subsidiaries of OLDCO, as mentioned in the OLDCO's April 30, 2004 10-KSB filing, the Company and its subsidiaries were not involved in any other material legal proceedings in the six months ended October 31, 2004.

Note 7.  Stockholders' Equity

Loss Per Share

Basic loss per share excludes dilution and is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Because the Company incurred a net loss, diluted net loss per share was the same as basic net loss per share for the six months ended October 31, 2004 and 2003, since the effect of any potentially dilutive securities would be antidilutive.

The loss per common share includes the current outstanding common shares in the aggregate of 19,127,105 shares, 113,118 shares of Series B preferred shares which will be converted into 84,838,435 common shares, 79,500 shares of Series A preferred shares which will be converted into 2,385,000 common shares, and 4,536,307 common shares for the prior HDS common and preferred holders who have not yet exchanged their shares. In the aggregate, 110,886,847 total common shares were used to compute net loss per share. The Series A and Series B preferred shares will be automatically exchanged for common shares upon the filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue.

The loss per common shares does not include an aggregate of 56,152,304 warrants and options outstanding and 43,850,747 shares issuable under the terms of convertible debt. The effect of these securities would be antidilutive.

Stock Based Compensation

The Company has a stock-based employee compensation plan. The Company uses the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for its plans. The following table illustrates the effect on net loss and earnings per share for the six and three months ended October 31, 2004 and 2003 as if the Company had applied the fair value recognition provisions of FASB Statement 123, "Accounting for Stock-Based Compensation".

                                                     Six Months Ended                Three Months Ended
                                                    -----------------                ------------------
                                                        October, 31                       October, 31
                                                        -----------                       -----------
                                                   2004             2003             2004            2003
                                                   ----             -----            ----            ----
      Net loss, as reported                   $   (4,956,853)  $     (733,406)  $  (1,417,459)  $     (315,389)

      Add: Total stock-based employee
      compensation expense determined
      under fair value based method,
      net of related tax effects                     181,457                -          30,146                -
                                              ---------------- ---------------- --------------- ----------------

      Pro forma net loss                      $   (5,138,310)   $    (733,406)   $ (1,447,605)   $     (315,389)
                                              ================ ================ =============== ================

      Net loss as reported                    $        (0.05)   $       (0.01)   $      (0.01)   $        (0.01)
                                              ================ ================ =============== ================

      Pro-forma net loss per share            $        (0.05)   $       (0.01)   $      (0.01)   $        (0.01)
                                              ================ ================ =============== ================

Note 8.  Subsequent Events

Consulting Agreements

On November 1, 2004, the Company entered into a one-year advisory services agreement which provides for compensation of $10,000 per month, of which $1,800 shall by payable in cash and $8,200 shall be payable, at the Company's discretion, in cash or in common stock of the Company. The common stock payment shall be based each month on the closing bid price of the Company's common stock on the first day of the month for which payment is due. The consultant shall have customary piggyback registration rights with respect to any shares issued under this agreement

On November 15, 2004, the Company entered into a one-year consulting agreement for research and public relations services which provided for the issuance of 276,000 shares of restricted common stock and a one-time consulting fee of $500.

On December 14, 2004, the Company entered into two four-month consulting agreements for advisory services related to financial matters and marketing. Each agreement provides for the payment of a monthly fee of $7,800 and the issuance of a five-year warrant to purchase 40,000 shares of the common stock of the Company. The warrants vest at the rate of 10,000 shares per month.

85 Livingston Avenue                   ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, NJ  07068-1785               Certified Public Accountants
973-994-6666/Fax 973-994-0337


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Hydrogel Design Systems, Inc.


We have audited the accompanying consolidated balance sheets of Hydrogel Design Systems, Inc. and Subsidiary as of April 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hydrogel Design Systems, Inc. and Subsidiary, as of April 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                /s/ Rothstein, Kass & Company, P.C.





Roseland, New Jersey
July 2, 2004

HYDROGEL DESIGN SYSTMS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS


April 30,                                                                                  2004                 2003
-------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets
   Cash                                                                             $            828     $          44,854
  Accounts receivable                                                                         73,692                59,872
   Inventories                                                                                88,338                85,660
   Prepaid expenses and other current assets                                                  58,019                12,060
                                                                                    -------------------------------------------
      Total current assets                                                                   220,877               202,446
                                                                                    -------------------------------------------
Property and equipment, net                                                                  570,101               789,380
                                                                                    -------------------------------------------

Other assets
   Purchased technology, net of accumulated amortiza
   of $711,757 in 2004 and $597,876 in 2003
                                                                                              85,411               199,292
   Investments                                                                                 6,000                 6,000
   Other                                                                                      41,906                37,556
                                                                                    -------------------------------------------
      Total other asset                                                                      133,317               242,848
                                                                                    -------------------------------------------
                                                                                    $        924,295     $       1,234,674
                                                                                    -------------------------------------------


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Notes and interest payable
                                                                                    $        104,500     $       1,006,028
   Convertible debentures and interest payable, related pa
            net of debt discount of $27,646 in 2003                                                              1,117,119
   Convertible debentures and interest payable, other                                                              681,220
   Bridge loan, merger candidate                                                             208,500
   Customer deposits                                                                         847,653               531,948
  Accounts payable and accrued expenses                                                      185,214               200,530
  Accrued payroll                                                                                                  479,907
   Due to affiliates                                                                         243,554               137,575
   Due to officer                                                                                                  270,356
                                                                                    -------------------------------------------

      Total current liabilitie                                                             1,589,421             4,424,683
                                                                                    -------------------------------------------

Long-term liabilities
   Note and interest payable
                                                                                             804,868
   Convertible debentures and interest payable, related p                                  1,443,108
   Convertible debentures and interest payable, other                                        731,220
  Accrued payroll                                                                            544,002
   Due to officer                                                                            369,846
                                                                                    -------------------------------------------
      Total long-term liabilities                                                          3,893,044
                                                                                    -------------------------------------------

See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDARY


April 30,                                                                                    2004                 2003
-------------------------------------------------------------------------------------------------------------------------------


Commitments and contingencies

Stockholders' deficit
   Series A preferred stock, $.0001 par value, authorized 13,000,000 shares, none issued or outstanding
   Series B convertible preferred stock, $.0001 par value, authorized
    2,000,000 shares, 522,487 issued and outstanding (aggregate
    liquidation preference: $1,567,461)                                                            52                    52
  Preferred stock, $.0001 par value, authorized 5,000,000 shares, none issued or outstanding
  Common stock, $.0001 par value, authorized 20,000,000 shares,
     4,702,806 issued and outstanding
                                                                                                  470                   470
  Additional paid-in-capital                                                                6,317,678             6,186,798
  Accumulated other comprehensive loss                                                       (69,000)             (69, 000)
  Accumulated deficit                                                                    (10,684,870)           (9,185,829)
  Note receivable, officer                                                                   (80,000)             (80, 000)
                                                                                    -------------------------------------------
                                                                                          (4,515,670)           (3,147,509)
  Less treasury stock, 250,000 common shares, at cost                                        (42,500)              (42,500)
                                                                                    -------------------------------------------

        Total stockholders' deficit                                                       (4,558,170)           (3,190,009)
                                                                                    -------------------------------------------

                                                                                    $         924,295    $        1,234,674
                                                                                    -------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS


Years Ended April 30,                                                                     2004                 2003
--------------------------------------------------------------------------------------------------------------------------------

Revenues                                                                            $         623,349    $         1,130,995

Cost of revenues                                                                              912,082              1,029,044
                                                                                    --------------------------------------------

Gross margin                                                                                (288,733)               101,951
                                                                                    --------------------------------------------
Operating expenses
   General and administrative
                                                                                              661,737              1,056,648
  Amortization and other expens                                                               116,213                118,863
                                                                                    --------------------------------------------
                                                                                              777,950             1,175,511
                                                                                    --------------------------------------------
Loss from operations                                                                      (1,066,683)            (1,073,560)
                                                                                    --------------------------------------------
Other expenses
  Amortization of debt discount
                                                                                            (158,526)              (320,445)
   Interest expense                                                                         (152,398)              (195,476)
   Interest expense, related partie                                                         (121,434)               (67,189)
   Financing costs                                                                                                   (6,250)
                                                                                    --------------------------------------------
                                                                                            (432,358)              (589,360)
                                                                                    --------------------------------------------

Net loss                                                                            $     (1,499,041)    $       (1,662,920)
                                                                                    --------------------------------------------
Weighted average common shares outstanding
   Basic                                                                                    4,452,806              4,452,806
   Diluted                                                                                  4,452,806              4,452,806
                                                                                    --------------------------------------------

Loss per common share
   Basic                                                                            $          (0.34)    $            (0.37)
   Diluted                                                                          $          (0.34)    $            (0.37)
                                                                                    --------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



Years Ended April 30, 2004 and 2003
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Accumu-
                                                                     lated
                                                         Addi-       Other                 Note
              Series B Convertible                       ional       Compre-   Accumu-     Receiv-
                Preferred Stock      Common Stock       Paid-in      hensive   lated       able,    Treasury Stock
               Shares    Amount      Shares   Amount    Capital      Loss      Deficit     Officer  Shares   Amount      Total
               ------    ------      ------   ------   ----------   ---------  ----------- -------  -------   ------     ------

Balances,
April 30,
2002           522,487   $   52    4,702,806  $ 407   $5,856,064   $(69,000)  $(7,522,909)$(80,000) 250,000  $(42,500) $(1,857,823)

Issuance of
warrants in
connection
with
convertible
debentures                                               330,734                                                           330,734

Net loss/
comprehensive
loss                                                                           (1,662,920)                              (1,662,920)
-----------------------------------------------------------------------------------------------------------------------------------

Balances,
April 30,
2003           522,487       52   4,702,806     470    6,186,798    (69,000)   (9,185,829)$(80,000) 250,000   (42,500)  (3,190,009)

Issuance of
warrants in
connection
with
convertible
debentures                                               130,880                                                           130,880

Net loss/
comprehensive
loss                                                                           (1,499,041)                              (1,499,041)
-----------------------------------------------------------------------------------------------------------------------------------

Balances,
April 30,
2004           522,487   $   52   4,702,806   $ 470   $6,317,678   $(69,000) $(10,684,870)$(80,000) 250,000  S(42,500) S(4,558,170)
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS


Years Ended April 30,                                                                       2004                  2003
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities
   Net loss                                                                         $      (1,499,041)    $     (1,662,920)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization
                                                                                               334,160              345,744
      Amortization of debt discount                                                            158,526              320,445
     Gain on sale of equipment                                                                   (950)
     Changes in operating assets and liabilities:
      Accounts receivable                                                                     (13,820)               11,032
      Inventories                                                                              (2,678)             (29,296)
      Prepaid expenses and other current assets                                               (45,959)              (1,459)
      Other assets                                                                             (6,400)              (6,400)
      Customer deposits                                                                        315,705              531,948
      Accounts payable and accrued expenses                                                     48,779             (11,463)
      Due to affiliates                                                                        195,329              112,302
      Interest payable                                                                         273,000               64,617
                                                                                    -------------------------------------------

Net cash used in operating activities                                                        (243,349)            (325,450)
                                                                                    -------------------------------------------
Cash flows from investing activities,
   proceeds from sale of equipment                                                               2,000
                                                                                    -------------------------------------------

Cash flows from financing activities
   Proceeds from bridge loan, merger candidate
                                                                                               208,500
   Proceeds from issuance of convertible debentures, related p                                 198,000              560,002
   Payment on note payable, related party                                                                         (30, 000)
   Proceeds from issuance of convertible debentures, other                                                          299,998
   Payments on notes payable                                                                 (191,827)            (317,641)
   Proceeds from loan from officer                                                              72,000               80,000
   Payments to affiliate                                                                      (89,350)            (231,150)
                                                                                    -------------------------------------------

Net cash provided by financing activities                                                      197,323              361,209
                                                                                    -------------------------------------------

Net decrease in cash                                                                          (44,026)            (235,512)

Cash
   Beginning of yea                                                                             44,854                9,095
                                                                                    -------------------------------------------

   End of year                                                                      $              828    $          44,854
                                                                                    -------------------------------------------
Supplemental disclosure of cash flow information,
  cash paid during the year for interest                                            $           24,827    $         180,847
                                                                                    -------------------------------------------


See accompanying notes to consolidated financial statements.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization and nature of operations

Hydrogel Design Systems, Inc. (the "Company") is a Delaware Corporation which was formed on October 3, 1996. Subsequent to formation, the Company entered into an asset acquisition agreement for the purchase of certain assets and the ongoing business of a group of medical products companies. These companies were engaged in the manufacture, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized medical/consumer product. Substantially all of the Company's revenues come from wholesale sales and its customers are located in the continental United States.

The Company's affiliate, Embryo Development Corporation ("Embryo"), a publicly-traded entity, which previously owned 33.3% of the Company's outstanding common stock reduced its ownership to 13.1 % as a result of the sale of a portion of its shares held in the Company to third parties in January 1999 and the additional issuance of stock by the Company. At April 30, 2004, Embryo owned approximately 11.4% of the Company's common stock. In August 1999, the Company acquired a majority interest in Converting Sciences, Inc. ("CSI"). CSI is engaged in the converting of hydrogels into finished products which are primarily manufactured for use in the cosmetic and medical sectors. At April 30, 2004, the Company held a 60% majority interest in CSI.

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held corporation, whereby the Company would become a majority-owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19.

2.   Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004.

Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base, especially in the medical and cosmetic industries, through its ability to manufacture goods on a custom basis or to the exacting standards required by medical customers. Management also will seek to increase revenues through the development of alternative uses of its equipment, such as irradiation and sterilization services.

As a result of the completion of the Share Exchange Agreement with Nesco on May 25, 2004, the Company was effectively able to obtain debt extensions on a significant portion of its current debt obligations to December 31, 2005 (see
Note 7 and Note 19). In addition, the Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004 (see Note 8). Management believes that this transaction will enable the Company to seek additional debt or equity financing. In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to private investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $705,000 in connection with this transaction.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Going concern and liquidity (continued)

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base or developing alternative uses for its equipment. If the Company is unsuccessful in building its customer base and developing alternative uses for its equipment or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.   Summary of significant accounting policies

Principles of Consolidation

The accompanying  consolidated  financial statements include the accounts of the
Company  and  its  majority-owned  subsidiary,  CSI.  Upon  consolidation,   all
significant  intercompany  accounts and  transactions  are eliminated.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Inventories

Inventories, consisting principally of raw materials, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated lives of the related assets or the remaining term of the lease, which ever is shorter.

The Company provides for depreciation and amortization over the following estimated useful lives:

        Machinery and equipment                 10 Years
        Office equipment and fixtures           3-7 Years
        Leasehold improvements                  5-7 Years
        Purchased technology                    7 years

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Therefore, basic and diluted loss per share were the same for the years ended April 30, 2004 and 2003.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Summary of significant accounting policies (continued)

Income Taxes

The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Investments

Available-for-sale securities are recorded at fair value, with the change in fair value during the year excluded from earnings and recorded net of tax as a component of other comprehensive income.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payors and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. As of April 30, 2004 and 2003, the Company was not subject to credit risk with any financial institution beyond the insured amount. The Company does not require collateral or other security to support financial instruments subject to credit risk.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Summary of significant accounting policies (continued)


Impairment of Long-Lived Assets

Certain long-lived assets (including purchased technology) of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of April 30, 2004 and 2003, management expects these assets to be fully recoverable.

Stock-Based Compensation

The Company complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148.

The Company applies APB No. 25 and related interpretations in accounting for its stock option plans and, accordingly, no compensation cost has been recognized because stock options granted under the plans were at exercise prices which were equal to or above the market value of the underlying stock at date of grant. Had compensation for the Company's stock options been determined as provided by SFAS No. 123 using the Black- Scholes option pricing model, the Company's consolidated net loss would have been adjusted to the pro forma amounts indicated below:

                                                                          2004              2003
                                                                          ----              ----

  Net loss, as reported                                              $ (1,499,041)   $     (1,662,920)

  Stock-based compensation determined under the
   fair value-based method, net of related tax effects                                        (25,625)
                                                                   ------------------------------------

  Net loss, pro forma                                                $ (1,499,041)   $     (1,688,545)
                                                                   ------------------------------------

  Loss per common share, basic and diluted
   As reported
                                                                          $ (0.34)   $          (0.37)
   Pro forma                                                              $ (0.34)   $          (0.38)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal years ended April 30, 2004 and 2003: risk free interest rate 6%; no dividend yield; expected lives of 3-10 years; and zero volatility.

Comprehensive Income

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 governs the financial statement presentation of changes in shareholder's equity resulting from non-owner sources. Accumulated other comprehensive income as reported in the accompanying balance sheets represents unrealized losses on available-for-sale securities.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      Property and equipment

Property and equipment, at cost, consist of the following at April 30, 2004 and 2003:

                                                          2004              2003
                                                          ----              ----
      Machinery and equipment                     $      1,614,114  $      1,615,614
      Office equipment and fixtures                         82,957            82,957
      Leasehold improvements                               373,856           373,856
                                                  -----------------------------------
                                                         2,070,927         2,072,427
      Less accumulated depreciation
          and amortization                               1,500,826         1,283,047
                                                  -----------------------------------



                                                  $        570,101  $       789, 380
                                                  -----------------------------------

Depreciation expense for the years ended April 30, 2004 and 2003 amounted to approximately $218,000 and $230,000, respectively.

5.      Purchased technology

On February 6, 1997, the Company acquired certain assets from a group of entities for an aggregate purchase price of $150,000 in cash and 150,000 shares of Embryo Common Stock (valued at $75,000), which would vest in two years if the Company met certain revenue levels. At that time, if the shares had a fair value of less than $900,000, the parties could demand that the Company purchase the shares at an aggregate price of $900,000 in cash and/or marketable securities. Assets acquired included property rights and technology, machinery and equipment, and inventory. This agreement was modified and incorporated into the Settlement Agreement as discussed below.

On November 6, 1997, the Company brought action in New York State Court against the former owners of the entities alleging breach of contract, negligence and other charges. On November 24, 1997, the former owners filed their answer and counterclaim against the Company. On January 21, 1998, the Company entered into a Settlement Agreement (the "Agreement") with the former owners settling in all regards its outstanding litigation. In connection with the Agreement, the former owners received a cash payment of $450,000 and a promissory note from the Company in the amount of $950,000 which was due and payable upon the earlier of the (a) initial public offering of securities of the Company, (b) completion of a private financing by the Company in the aggregate amount of at least $4,000,000, (c) the sale or transfer of all, or substantially all of the assets of the Company, or (d) January 10, 2002. In addition, they surrendered their rights to the 150,000 shares of Embryo Common Stock formerly granted to them and one of the former owners surrendered the 250,000 shares of the Company's Common Stock formerly issued to him under the terms of an employment agreement. The note was extended numerous times until it was paid in full on August 8, 2003 (see Note 6).

For the years ended April 30, 2004 and 2003, amortization expense related to the purchased technology, amounted to approximately $114,000. The amortization expense will approximately be $85,000 for the year ending April 30, 2005.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Notes and interest payable Note

Payable, Purchased Technology

At April 30, 2003, notes and interest payable includes $191,827 due to the parties within the Agreement (see Note 5). The obligation was paid in full in August 2003.

Note Payable, Manufacturing Equipment

On January 24, 1997, the Company entered into a financing agreement with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The agreement consisted of a promissory note in the amount of $600,000 bearing interest at 8% per annum and principal and interest due between three
(3) and six (6) years from the anniversary date, depending upon the amount of product the customer ordered from the Company. The funds were transferred directly from the lender to the seller of the equipment. The note is collateralized by the related equipment.

On January 23, 2001, the note was amended and restated in the amount of $793,053 which was the aggregate amount of the original note plus interest through the date of the restated note. The amended note bears interest at 8%, payable quarterly, and was due on January 23, 2002. On December 9, 2001, the note was again amended and restated in the amount of $793,053 which was originally due on January 23, 2002. The amended note bears interest at 8%, payable quarterly, and called for a principal payment of $250,000 on January 23, 2002, and the balance on January 23, 2003. At April 30, 2003, the Company was in default for the non-payment of the $250,000 payment due on January 23, 2002 and for the $543,053 payment due on January 23, 2003.

On April 21, 2004, the lender agreed to amend and restate the note in the amount of $793,053 upon the Company's entering into a Share Exchange Agreement with Nesco (see Note 19) which occurred on April 29, 2004. The amended note bears interest at 11% (the default rate) until such time that an aggregate interest payment of $84,000 is made, which was due July 3, 2004 but which was extended to August 16, 2004, interest from such date forward until the maturity date shall be at the interest rate of 8% payable at maturity. The Company has paid interest through December 31, 2002 and has accrued interest at 11% through April 30, 2004. The Company is required to repay the principal in the amount of ten (10) percent of any equity funding in excess of $500,000. Accordingly, after the Company collected $705,000 from the issuance of Senior Convertible Notes in July 2004 (see Note 2), the Company repaid $20,500 in principal. The Company also made an interest payment of $84,000. The balance of the note and additional accrued interest at April 30, 2004 and 2003 is $909,368 and $814,201 and is due on December 31, 2005. Accrued interest was $116,315 and $21,148 as of April 30, 2004 and 2003, respectively.

7. Convertible debentures

Convertible Debentures - Related Party

On October 12, 1999, a related party loaned CSI $200,000 under the terms of a promissory note. The note bears interest at 8%, is collateralized by the assets of CSI, and was due with interest on October 12, 2002.

On November 3, 2000, this related party loaned the Company an additional $200,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. In addition, the related party was granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $3.50 per share for a period of ten (10) years. The fair value of the options ($78,958) was amortized over the life of the loan.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Convertible debentures (continued)

On August 31, 2001, this related party loaned the Company an additional $180,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. On June 19, 2002, the Company repaid $30,000 to this related party.

On September 30, 2002, the above notes in the aggregate of $550,000 were consolidated into one promissory note. The note bears interest at the same rates as the original notes and was due on December 31, 2002. In addition, the related party was granted warrants to purchase 17,500 shares of the Company's Series B Preferred stock at an exercise price of $3.00 per share for a period of ten (10) years. The fair value of the warrants ($22,033) was amortized over the life of the loan.

On December 24, 2002, this related party loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to the related party was consolidated into one convertible debenture in the amount of $710,000. The debenture bears interest at 8% and was due on April 30, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012. The fair value of the warrants ($125,344) was amortized over the life of the loan.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000 of which $200,002 were issued to this related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($36,814) was amortized over the life of the debentures.

On May 1, 2003, the related party agreed to extend the due date for the above two debentures in the aggregate of $910,002 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($57,684) was amortized over the life of the loan extension.

On March 7, 2003, this related party loaned the Company an additional $200,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012. The fair value of the warrants ($35,308) was amortized over the life of the loan. As of April 30, 2003, the unamortized portion of the fair value of the warrants was $27,646.

On August 7, 2003, this related party loaned the Company an additional $198,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012. The fair value of the warrants ($33,579) was amortized over the life of the loan.

On April 19, 2004, the related party agreed to extend the due dates of the four outstanding debentures in the aggregate of $1,308,002 and accrued interest in the amount of $135,106 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note 19).

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Convertible debentures (continued)

Convertible Debentures - Other

On January 10, 2002, the Company received a bridge loan in connection with a private placement. The aggregate loan in the amount of $475,000, which bears interest at 8%, was due upon the earlier of April 15, 2002, or immediately upon the closing of any additional private placement subsequent to the date of the note of a minimum of $650,000. The lender, as consideration for the loan, was also paid a 5% fee of $23,750, granted 40,000 shares of common stock which were valued at $3 per share, and issued warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share for a period of ten
(10) years. The pro rata fair value of the stock issued ($86,015), the warrants granted ($48,511) and the lenders fee ($23,750) were amortized over the loan term which expired on April 15, 2002. The Company repaid $150,000 of the principal balance on February 28, 2002. On May 1, 2002, a restated promissory note was issued for the $325,000 outstanding balance. The restated loan, which bears interest at 8%, was due on April 30, 2003. The lender was also granted warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share which expire on April 1, 2012. The fair value of the warrants ($56,014) was amortized over the life of the loan. The loan is collateralized, under the terms of a security agreement, by the assets of the Company. On May 1, 2003, the lender agreed to exchange the restated promissory note for a convertible debenture of the same amount ($325,000) and to extend the due date to October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share and bears interest at 8%. In consideration for the exchange and extension, the lender was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (16,250 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($20,601) was amortized over the life of the loan extension.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000, of which $200,002 were issued to a related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. Each purchaser was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($150,000) or 50,000 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($55,221) was amortized over the life of the debentures. On May 1, 2003, the parties agreed to extend the due date for the series of debentures in the aggregate of $300,000 to October 31, 2003. In consideration for the extension, each party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (15,000 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($19,016) was amortized over the life of the loan extension.

On April 19, 2004, the lenders agreed to extend the due dates of all debentures in the aggregate amount of $624,998 and accrued interest in the amount of $106,222 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note
19).

8. Bridge loan, merger candidate

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held Corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19. The Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Customer deposits

At April 30, 2004 and 2003, approximately $831,000 and $508,000, respectively, of customer deposits represents deposits from a customer to be applied against future purchase orders. The deposits are non-refundable but applicable to future purchases from the Company until December 31, 2008. To the extent that any portion of the deposits is not used for purchases by the end of calendar year 2008, the deposits will be forfeited.

10. Due to affiliates

Due to affiliates at April 30, 2004 and 2003 of approximately $244,000 and $138,000, respectively, consists of unpaid rents of approximately $229,000 and $69,000 at April 30, 2004 and 2003, respectively and the aggregate due under a revolving line of credit. The line, which bears interest at 8% per annum, provided for maximum borrowing of $850,000. The original line of credit, which expired on January 31, 1999, was extended to January 31, 2001. On February 1, 2001, the affiliate agreed to extend the maturity date by an additional twenty
(20) months to September 30, 2002. The terms of the extension prohibited any future cash advances on the credit line and provided for repayment of an amount equal to 50% of any cash flow from operations in excess of $500,000 annually to be paid within 45 days of the fiscal year end of the Company, with any remaining outstanding balance due on September 30, 2002. On September 30, 2002 the Company was unable to repay the outstanding balance in full but has continued to make monthly payments. The outstanding balance at April 30, 2004 was $15,000.

11. Due to officer

At April 30, 2004 and 2003 the Company has notes payable, including interest, of approximately $370,000 and $270,000 respectively, to an officer of the Company. The notes bear interest at 10% per annum and are collateralized by the accounts receivable of the Company. Interest expense pertaining to these notes was approximately $27,500 and $16,800 for the years ended April 30, 2004 and 2003, respectively.

On May 1, 1999, 200,000 options, which were previously granted to this officer under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. The Company received a promissory note dated May 1, 1999 from the officer in the amount of $80,000 for payment of the shares. The note matures on May 1, 2004, bears interest at 8% and is secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer.

On May 25, 2004, the net amount of these notes was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).

12. Stockholders' deficit

Capitalization

The Company's initial authorized capitalization consists of 20,000,000 shares of common stock, 15,000,000 shares of Series A preferred stock and 5,000,000 shares of preferred stock. In October 2001, the Company designated 2,000,000 of the 20,000,000 shares of preferred stock to be issued as Series B Convertible Preferred Stock. All stock has a $.0001 par value. Each share of common, Series A preferred, Series B preferred convertible, and preferred has one vote in all matters.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Stockholders' deficit (continued)

The Series B preferred shares rank senior to all common and preferred stock. The Series A preferred stock has been retired and will not be reissued. The Series B convertible preferred stockholders are entitled to a cumulative dividend, payable in shares of common stock calculated at a rate of 7% of the purchase price, issuable only upon conversion to common shares. Each share of Series B convertible preferred stock is convertible to one share of common stock, subject to certain anti-dilution provision adjustments. The Series B convertible preferred shares have liquidation preference over all other shares of the capital stock of the Company. The liquidation preference is $3.00 per share before any distributions of assets or surplus funds to common stockholders.

Private Placement

During the year ended April 30, 2000, the Company issued 155,019 shares of common stock at $3.50 per share for an aggregate of $542,566 in conjunction with a private placement. During the year ended April 30, 2001, the Company issued an additional 64,287 shares of common stock at $3.50 per share for an aggregate of $225,005 in conjunction with this same offering.

During the year ended April 30, 2002, the Company issued 522,487 shares of Series B convertible preferred stock at $3.00 per share in conjunction with a private placement. The Company received net proceeds of $1,303,226 after private placement fees and related costs. As an additional placement fee, the agent was granted warrants to purchase 182,870 shares of the Company's common stock at an exercise price of $3.00 per share for a period of ten years.

13. Income taxes

Income taxes have been recorded under SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards.

The tax effects of significant items comprising the Company's net deferred tax asset as of April 30, 2004 and 2003 are as follows:

                                                    2004           2003
                                                    ----           ----

  Deferred tax asset
   Net operating loss carryforward              $3,435,000      $2,984,000
   Tax basis of intangible assets in
    excess of book basis                           150,000         126,000
                                                ----------      ----------
Deferred tax asset                               3,585,000       3,110,000

Valuation allowance                             (3,585,000)     (3,110,000)
                                                ----------      ----------
Net deferred tax asset                          $        -      $        -
                                                ==========      ==========

The increase in valuation allowance of $475,000 and $523,000 for the years ended April 30, 2004 and 2003 respectively is primarily attributable to the Company's additional net operating losses. At April 30, 2004, the Company has federal and state net operating loss carryforwards of approximately $8,590,000, which expire beginning in 2012.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  Income taxes (continued)

Ownership  changes  resulting from the Company's  issuance of capital stock (see
Note 19) may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

The following table presents the principal reasons for the differences between the effective tax rate and the U.S. Federal statutory income tax rate attributable to continuing operations for the years ended April 30, 2004 and 2003:

                                                 2004            2003
                                                ------           -----
U.S. federal statutory income tax rate          -34.0%          -34.0%
State and local statutory income tax rate
 (net of Federal benefit)                        -7.3%           -7.3%
Change in the valuation allowance                31.7%           31.5%
Other                                             9.6%            9.8%
                                                ------          ------
                                                  0.0%            0.0%
                                                ======          ======

14.  Commitments and contingencies

Employment Agreements

In September 1997, the Company entered into five-year employment agreement with an executive. The agreement, which took effect January 1, 1998, provides for minimum annual compensation of $30,000, which may increase to $150,000 based upon earnings and other contingencies, and minimum bonuses. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at an exercise price of $.40 per share, which were exercised in May 1999 (see Note 11). No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $105,000 and $30,000, respectively under the terms of this agreement which expired on December 31, 2002.

On January 1, 2000, the Company entered into a three-year employment agreement with an executive, which provides for an aggregate minimum annual salary of $200,000 in the first year with annual increases thereafter. In addition, the executive will receive a semi-annual bonus of 3% of sales on certain products. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at a price equal to the offering price of the next private placement ($3.50) (see Note 17). The options vest over a three-year period and expire three years from the vesting dates. No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $439,000 under the terms of this agreement which expired on December 31, 2002.

On May 25, 2004, approximately $544,000 of accrued payroll relating to the above agreements was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  Commitments and contingencies (continued)

Consulting Agreements

On February 1, 2001, the Company entered into a one-year consulting agreement which provided for an aggregate annual fee of $200,000 to be payable monthly commencing with two monthly installments payable on May 31, June 30, and July 31, and the last day of the month thereafter. The agreement also provides for a sales incentive bonus, a budget incentive bonus and a profit incentive bonus based on sales and performance. In addition, the consultant was granted options to purchase 50,000 shares of common stock exercisable for a period of five (5) years at $3.50 per share (see Note 17). The fair value of the options ($45,357) was charged to operations over the term of the agreement. At April 30, 2003, the Company has paid the consultant an aggregate of $157,000. The remaining balance of $43,000, which is included in current liabilities at April 30, 2003, was paid during the fiscal year ended April 30, 2004.

15.  Related party transactions

The Company entered into a seven-year sub-lease agreement for a manufacturing facility with Embryo, effective February 14, 1997, which provided for minimum monthly rental payments of $9,625 and expires in 2004. In February 2000, the monthly rent was increased to $10,214 per the escalation provision in the sublease.

On January 25, 2002, this manufacturing facility was purchased by an entity owned by a related party of the Company and the Company entered into a lease with the related party, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt (see Note 7) due to the related party, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase.

On December 1, 2001, the Company, along with other co-tenants, entered into a month-to-month lease for office space with an entity owned by a related party of the Company, which provided for a monthly lease payment of $3,735. This lease payment was reduced to $2,500 per month effective November 1, 2003 due to reallocation of the space with other tenants.

Minimum annual rentals under the manufacturing facility lease are approximately as follows:

        Year ending April 30,
                 2005                        $     162,000
                 2006                              164,000
                 2007                              170,000
                 2008                              172,000
                 2009                              179,000
              Thereafter                           509,000
                                             --------------
                                             $   1,356,000

Rent expense for the years ended April 30, 2004 and 2003 was approximately $186,000 and $185,000, respectively.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  Major customers

The Company generated revenues from four major customers during fiscal 2004 and two major customers in 2003 aggregating approximately $420,000 and $674,000, respectively. Accounts receivable from these customers aggregated approximately $46,000 and $8,000 at April 30, 2004 and April 30, 2003, respectively.

17.  Stock options and warrants

Stock Options

A summary of common stock options are as follows:

                                            Number of              Exercise           Weighted Average
                                             Options                 Price             Exercise Price
 -----------------------------------------------------------------------------------------------------
 Balance outstanding                          425,000               $1.00-3.50                   $2.76
   May 1, 2003
 Expired                                      (66,666)                    3.50                    3.50
 -----------------------------------------------------------------------------------------------------

 Balance outstanding
   April 30, 2003 and 2004                    358,334               $1.00-3.50                   $2.63
======================================================================================================

 Exercisable
   April 30, 2004
                                              358,334               $1.00-3.50                   $2.63
======================================================================================================

Further information about the Company's outstanding stock options at April 30, 2004 is as follows:

                                                               Weighted
                                                                 Average                  Weighted
                                             Number             Remaining                 Average
Range of                                       of              Contractual                Exercise
Exercise Prices                              Shares            Life (in Years)              Price
----------------------------------------------------------------------------------------------------
$1.00                                         125,000               N/A                 $   1.00
$3.50                                         233,334              2.53                 $   3.50
----------------------------------------------------------------------------------------------------
                                              358,334               N/A                 $   2.76
======================================================================================================

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Stock options and warrants (continued)

Warrants

For the years ended April 30, 2004 and 2003, warrant activity is as follows:

   Exercise Price    Type of       Warrants             Balance       Warrants          Balance,      Warrants        Balance,
      per Share       Stock        Expiring           May 1, 2002     Granted        April 30, 2003    Granted     April 30, 2004
   -------------     -------      ---------           -----------     --------       -------------    --------     --------------

         3.00        Common       01/17/2011              50,000                          50,000                         50,000
         3.00        Common       06/04/2011              17,500                          17,500                         17,500
         3.00        Common       01/10/2012              50,000                          50,000                         50,000
         3.00        Common       04/01/2012             182,870                         182,870                        182,870
         3.00        Common       04/30/2012                            50,000            50,000                         50,000
         3.00        Preferred    04/30/2012                           252,500           252,500       109,750          362,250
                                                      ---------------------------------------------------------------------------

                                                         300,370       302,500           602,870       109,750          712,620
                                                      ===========================================================================

All warrants outstanding at April 30, 2004 are exercisable.

18.  Employee benefit plan

The Company maintains a 401(k) plan that allows all full-time employees to participate immediately in the plan. The plan is funded 100% by employee contributions as the Company does not make any matching contributions.

19.  Subsequent events

Share Exchange Agreement

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco, a Nevada publicly held corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. Nesco was previously engaged in asbestos abatement contracting but had ceased operations in May 2003.

Nesco had intended to issue shares of its common stock in exchange for the equity securities of the Company in certain ratios as provided for in the Exchange Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock ("Preferred Stock") for, among others, equity and debt of the Company. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue, each share of the Preferred Stock will be automatically converted into shares of Nesco Common Stock.

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19. Subsequent events (continued)

On May 25, 2004, the Company's common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of Nesco Preferred B Stock which will be converted into 29,165,250 shares of Nesco common stock (a ratio of approximately 9 Nesco common shares for every 1 share of the Company's common stock). The Company's preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of Nesco Preferred B Stock which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 Nesco common shares for 1 share of the Company's preferred stock). Approximately 72% of the common and 57% of the preferred shareholders exchanged their shares at this time. This resulted in approximately 44.6% of Nesco's voting securities exchanged and owned by the Company's stockholders. The Company anticipates that the majority of the remaining shareholders will exchange their shares in the near future, which will result in 54.3% of Nesco's voting securities owned by the Company's stockholders upon exchange of all outstanding the Company's securities. In addition, all outstanding warrants and options of the Company were exchanged for Nesco warrants based on the same ratios as the common and preferred share exchange.

In addition, Nesco was required to retain net cash of approximately $350,000 and to dispose of all of its subsidiaries as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

The accounting of the transaction will differ from its legal form, as the Company will be considered the accounting acquirer and Nesco the acquired entity. The transaction will be accounted for as a reverse acquisition under the purchase method of accounting, whereby the assets of Nesco will be revalued and the purchase price allocated to those assets acquired and liabilities assumed. The Company's historical financial statements will be carried forward as those of the combined entity. The results of operations for Nesco are not reflected in the accompanying consolidated statements of operations.

Current Debt Exchanges and Extensions

As a result of the Share Exchange Agreement which was completed on May 25, 2004, the convertible debentures due to related party in the aggregate principal amount of $1,308,000, the convertible debentures in the aggregate principal amount of $625,000, the amount due to officer in the aggregate amount of approximately $258,000 and accrued payroll of approximately $544,000 representing primarily payroll due to current and former officers were all exchanged for Nesco convertible 8% debentures which mature on December 31, 2005.

Investment Banking Agreement

In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $634,500 in connection with this transaction, net of expenses of $70,500.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.        Indemnification of Directors

     Our Articles of Incorporation contain a provision permitted by the Nevada General Corporation law (NGCL) which eliminates the personal liability of directors for monetary damages for breach of their fiduciary duty of care which arises under state law. Although this does not change the directors? duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. This provision has no effect on directors' liability for: (1) breach of the directors? duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and (3) approval of any transactions from which the directors derive an improper personal benefit.

     The NGCL empowers us to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation. Our Bylaws require indemnification, to the fullest extent permitted by the NGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of us, or of another corporation serving at our request, against all expenses and liability actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we are advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.        Other Expenses of Issuance and Distribution

     The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

        Registration Fee                      $ 4,750
        Accounting Fees and Expenses            5,000
        Legal Fees and Expenses 55,000
        Transfer Agent's Fees and Expenses      5,000
        Miscellaneous                           5,250
                                              -------
                Total                         $75,000
                                              =======

Item 26.        Recent Sale of Unregistered Securities

     In January 2002, we issued five-year warrants to purchase a total of 200,000 shares of common stock at an exercise price of $0.50 per share to KSH Strategic Investment Fund I, LF and Cleveland Overseas, Ltd. in connection with a January 2002 bridge loan financing of $500,000. These investors also received secured promissory notes in the aggregate principal amount of $500,000 which bore interest at 10% per annum. KSH Investment Group, Inc., a registered broker-dealer and an affiliate of KSH Strategic Investment Fund I, LP, received $25,000 and was granted 75,000 shares of common stock (which were issued in June
2002) as a fee for arranging the bridge loan financing. We relied on Section 4(2) of the Securities Act in issuing the warrants and shares of common stock without registration under the Act. Under the terms of the bridge loan financing, we have agreed to undertake to register the shares of common stock issuable upon the exercise of the warrants issued to the bridge investors and the shares of common stock issued to KSH Investment Group, Inc. These warrants were cancelled in connection with the Exchange Agreement.

     In June 2002, we issued 512,500 shares of our 10% Series A Convertible Preferred Stock ("Preferred Stock") in connection with the initial closing of a private placement of a minimum of 500,000 and a maximum of 1,000,000 shares of our Preferred Stock to accredited investors at $2.00 per share. Each share of Preferred Stock is convertible into four shares of common stock at a conversion price of $0.50 per share. KSH Investment Group, Inc. served as placement agent and received, among other things, a cash commission equal to 7.5% of the aggregate purchase price of the shares sold, a non- accountable expense allowance equal to 1.5% of the aggregate purchase price of the shares sold, and warrants to purchase 402,500 shares of Common Stock as commissions in connection with the June 2002 private placement. We relied on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in issuing the shares of Preferred Stock and warrants without registration under the Act. Under the terms of the private placement, we have agreed to undertake to register the common stock issuable upon the conversion of the Preferred Stock sold and the Common Stock issuable upon the exercise of warrants issued to the placement agent. These warrants were cancelled in connection with the Exchange Agreement.

     In May 2004 and through the period ended January 26, 2005, in connection with the closing of the Exchange Agreement, among us, HDSI and certain stockholders of these entities, the stockholders exchanged 50,288 shares of our Series B Convertible Preferred Stock for 4,190,638 shares of HDSI common stock. They also exchanged 22,657 shares of our Series B Convertible Preferred Stock for 472,020 shares of HDSI Series B Preferred Stock. The shares of our Series B Convertible Preferred Stock which was issued to HDSI holders will be automatically converted into 54,708,750 shares of our common stock upon completing the recapitalization of our capital structure. In addition, pursuant to the Agreement, 6,500,000 shares of common stock was issued to advisers; 3,000,000 shares issued in connection with the sale of our subsidiaries and 20,000 shares of our Series B Convertible Preferred Stock issued in the conversion of certain of our outstanding debt in the amount of $985,000 which will be automatically converted into 15,000,000 shares of our common stock upon completing the recapitalization of our capital structure. We relied on the exemption available under Rule 506 of Regulation D and Section 4(2) of the Act for the issuance of our Series B Convertible Preferred Stock and common stock.

     In March 2004, Mr. Ronald Kuzon, an interim officer and consultant exercised 1,000 warrants in a cashless exercise. An aggregate of 857,142 shares of common stock were delivered as the excess of the fair value $0.35% of the Stock Purchase over the exercise price was used to pay for the shares in the aggregate of 142,858 shares.

     On July 1, 2004, we entered into an investment banking agreement with Sloan Securities Corp. for the sale of up to $3,000,000 principal amount of our 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi-annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of our common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, we received $2,295,000 in gross proceeds in connection with this agreement and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement we agreed to undertake to register the common stock issuable upon the conversion of the notes and the exercise of the warrants.

        In connection with this agreement, we issued the broker warrants to acquire 5,052,600 shares of common stock at an exercise price of $.15 per share. We relied on the exemption available under Rule 506 of Regulation D and Section 4(2) of the Act for the issuance of these securities.


        As described elsewhere, pursuant to the Exchange Agreement additional securities were issued.

Item 27.        Exhibits

Exhibit No.     Description
-----------     -----------

3.1  Articles of Incorporation as amended (a)
3.2  Bylaws as amended (a)
3.3  Certificate of Designation of 10% Series A Convertible Preferred Stock (b)
3.4  Certificate of Designation of Series B Convertible Preferred Stock (e)
3.5 Amendment to Certificate of Designation of 10% Series A Convertible Preferred Stock(e)
3.6  Amendment to Certificate of Designations Series A Preferred Stock (f)
3.7  Amendment to Certificate of Designations Series B Preferred Stock (f)
4.1  Common Stock Certificate (a)
4.2  Form of Warrant
4.3  1999 Incentive Stock Option Plan (a)
4.4  2001 Stock Option Plan (b)
4.5 Form of Registration Rights Agreement related to the June 2002 private placement of the Company's 10% Series A Convertible Preferred Stock (c)
4.6 Registration Rights Agreement by and between the Company and Cornell Capital Partners LP dated August 23, 2004
4.7  Form of 8% Senior  Convertible  Promissory  Note
5.1  Opinion  of  Beckman, Lieberman & Barandes, LLP *
10.1 Promissory  Note issued to Santo  Petrocelli,  Sr.  dated April 1, 2002 (d)
10.2 Promissory Note issued to Lawrence S. Polan dated April 1, 2002 (d)
10.3 Promissory  Note issued to Petrocelli  Industries  Inc. dated April 1, 2002
     (d)
10.4 Share Exchange Agreement by and among the Company, Hydrogel Design Systems, Inc. and certain signatory stockholders of Nesco and HDSI, dated April 29, 2004 (c)
10.5 Employment Agreement between the Company and Matthew Harriton(f)
10.6 Amended and Restated Employment Agreement between the Company and Matthew Harriton.
10.7 Securities Purchase Agreement by and between the Company and Sloan Securities Corp., dated as of July 1, 2004.
10.8 Standby Equity Distribution Agreement by and between the Company and Cornell Capital Partners LP, dated August 23, 2004.
10.9 Stock Purchase and Assumption Agreement dated as of May 13, 2004, as amended, between Registrant and Nac Calabria Acquisition Corporation (f)
14   Code of Ethics
23.1 Consent of Beckman, Lieberman & Barandes, LLP (included in Exhibit 5.1 hereof)
23.2 Consent of Rothstein Kass

     (a) Filed as an Exhibit with the Company's Registration Statement on Form 10-SB filed with the SEC on November 30, 1999, and incorporated by reference herein.

     (b) Filed as an Exhibit with the Company's Annual Report on Form 10-KSB filed with the SEC on August 13, 2002, and incorporated by reference herein.

     (c) Filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on September 23, 2002, and incorporated by reference herein.

     (d) Filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on April 18, 2002, and incorporated by reference herein.

     (e) Filed as an Exhibit with the Company's Current Report on Form 8-K filed with the SEC on June 9, 2004, and incorporated by reference herein.

     (f) Filed as an Exhibit with the Company's Quarterly Report on Form 10-QSB filed with the SEC on October 22, 2004.

_______________________
* To be filed by amendment

Item 28.        Undertakings

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent posteffective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoinq, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation SB, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 27th day of January, 2005.

                                        NESCO INDUSTRIES, INC.

                                        By: /s/ Matthew L.Harriton
                                            -----------------------------
                                              Matthew L. Harriton
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  below  on  January  27,  2005 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Matthew L. Harriton, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



/s/ Matthew L. Harriton                  Chairman of the Board,
-----------------------------------      President and Chief Executive Officer
        Matthew L. Harriton

/s/ Karen Nazzareno
-----------------------------------      Chief Financial and Accounting Officer
        Karen Nazzareno

/s/ Richard Selinfreund
-----------------------------------      Director
        Richard Selinfreund

/s/ Geoffrey Donaldson
-----------------------------------      Director
        Geoffrey Donaldson


-----------------------------------      Director
        Gene E. Burelson

-----------------------------------      Director
        Wayne M. Celia

/s/ Joel S. Kanter
-----------------------------------      Director
        Joel S. Kanter

/s/ Arlen Reynolds
-----------------------------------      Director
        Arlen Reynolds